                                                                     Exhibit 4.1






          __________________________________________________________



           GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1996-B



                          SALE AND SERVICING AGREEMENT

                                    between

                       GREEN TREE RECREATIONAL, EQUIPMENT
                            & CONSUMER TRUST 1996-B


                                      and

                        GREEN TREE FINANCIAL CORPORATION
                            as Seller and Servicer


                           Dated as of June 1, 1996



          __________________________________________________________

                               TABLE OF CONTENTS


ARTICLE I - DEFINITIONS................................  1-1
     SECTION 1.01.  General............................  1-1
     SECTION 1.02.  Specific Terms.....................  1-1

ARTICLE II - TRANSFER OF CONTRACTS.....................  2-1
     SECTION 2.01.  Transfer of Contracts..............  2-1
     SECTION 2.02.  Conditions to Acceptance by Trustee  2-1

ARTICLE III - REPRESENTATIONS AND WARRANTIES...........  3-1
     SECTION 3.01.  Representations and Warranties
               Regarding the Company.....................3-1
     SECTION 3.02.  Representations and Warranties
               Regarding Each Contract...................3-2
     SECTION 3.03.  Representations and Warranties
               Regarding the Contracts in the Aggregate..3-5
     SECTION 3.04.  Representations and Warranties
               Regarding the Contract Files..............3-5
     SECTION 3.05.  Repurchase of Contracts for Breach of
               Representations and Warranties............3-6


ARTICLE IV - PERFECTION OF TRANSFER AND PROTECTION OF
       SECURITY INTERESTS..............................  4-1
     SECTION 4.01.  Custody of Contracts...............  4-1
     SECTION 4.02.  Filings............................  4-2
     SECTION 4.03.  Name Change or Relocation..........  4-2
     SECTION 4.04.  Chief Executive Office.............  4-3
     SECTION 4.05.  Costs and Expenses.................  4-3

ARTICLE V - SERVICING OF CONTRACTS.....................  5-1
     SECTION 5.01.  Responsibility for Contract
               Administration..........................  5-1
     SECTION 5.02.  Standard of Care...................  5-1
     SECTION 5.03.  Records............................  5-1
     SECTION 5.04.  Inspection; Computer Tape..........  5-1
     SECTION 5.05.  Collections........................  5-2
     SECTION 5.06.  Enforcement........................  5-3
     SECTION 5.07.  Satisfaction of Contracts..........  5-4
     SECTION 5.08.  Costs and Expenses.................  5-4
     SECTION 5.09.  Maintenance of Insurance...........  5-4
     SECTION 5.10.  Repossession.......................  5-6
     SECTION 5.11.  Commingling of Funds...............  5-6


     SECTION 5.12.  Retitling; Security Interests......  5-6
     SECTION 5.13.  Servicer Advances..................  5-7
     SECTION 5.14.  Monthly Reports; Certificate of
               Servicing Officer.......................  5-7
     SECTION 5.15.  Annual Report of Accountants.......  5-8
     SECTION 5.16.  Certain Duties of the Servicer
               Under the Trust Agreement...............  5-8
     SECTION 5.17.  Intentionally Omitted..............  5-8
     SECTION 5.18.  Annual Statement as to Compliance;
               Notice of Servicer Termination Event....  5-8
     SECTION 5.19.  Intentionally Omitted..............  5-9
     SECTION 5.20.  Maintenance of Security Interests
               in Products.............................  5-9
     SECTION 5.21.  Covenants, Representations, and
               Warranties of Servicer..................  5-9
     SECTION 5.22.  Purchase of Contracts Upon Breach
               of Covenant............................  5-10

ARTICLE VI - DISTRIBUTIONS; SPREAD ACCOUNT; LIMITED
        GUARANTY; STATEMENTS TO SECURITYHOLDERS........  6-1
     SECTION 6.01.  Trust Accounts.....................  6-1
     SECTION 6.02.  Collection Account Deposits........  6-2
     SECTION 6.03.  Permitted Withdrawals..............  6-3
     SECTION 6.04.  Spread Account Withdrawals.........  6-3
     SECTION 6.05.  Limited Guaranty...................  6-4
     SECTION 6.06.  Distributions......................  6-4
     SECTION 6.07.  Spread Account.....................  6-6
     SECTION 6.08.  Statements to Securityholders......  6-6

ARTICLE VII - SERVICE TRANSFER.........................  7-1
     SECTION 7.01.  Event of Termination...............  7-1
     SECTION 7.02.  Transfer...........................  7-2
     SECTION 7.03.  Indenture Trustee to Act;
               Appointment of Successor................  7-3
     SECTION 7.04.  Notification to Securityholders....  7-3
     SECTION 7.05.  Effect of Transfer.................  7-4
     SECTION 7.06.  Transfer of Collection Account.....  7-4
     SECTION 7.07.  Limits on Liability................  7-4
     SECTION 7.08.  Waiver of Past Defaults............  7-5

ARTICLE VIII - TERMINATION.............................  8-1
     SECTION 8.01.  Company's or Servicer's Repurchase
               Option..................................  8-1
     SECTION 8.02.  Liquidation of Trust Estate........  8-2

ARTICLE IX - INDEMNITIES...............................  9-1
     SECTION 9.01.  Company's Indemnities..............  9-1
     SECTION 9.02.  Liabilities to Obligors............  9-1


     SECTION 9.03.  Servicer's Indemnities.............   9-1
     SECTION 9.04.  Operation of Indemnities...........   9-2

ARTICLE X - MISCELLANEOUS..............................  10-1
     SECTION 10.01.  Servicer Not to Assign Duties or
               Resign; Delegation of Servicing Duties..  10-1
     SECTION 10.02.  Assignment or Delegation by
               Company.................................  10-2
     SECTION 10.03.  Amendment.........................  10-2
     SECTION 10.04.  Notices...........................  10-4
     SECTION 10.05.  Merger and Integration............  10-5
     SECTION 10.06.  Headings..........................  10-5
     SECTION 10.07.  Governing Law.....................  10-5
     SECTION 10.08.  Limitation of Liability...........  10-5


Exhibit A.     Form of Assignment
Exhibit B.     Form of Certificate Regarding Repurchased Contracts
Exhibit C.     Form of Monthly Report
Exhibit D.     Form of Certificate of Servicing Officer

     THIS SALE AND SERVICING AGREEMENT, dated as of June 1, 1996, between Green Tree Recreational, Equipment & Consumer Trust 1996-B (the "Issuer" or the "Trust") and Green Tree Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, as Seller and Servicer (the "Company").

     WHEREAS, the Issuer wishes to purchase from the Company certain retail installment sales contracts for the purchase of a variety of consumer products, including but not limited to motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles (collectively, the "Products"), each of which contracts provides for installment payments by or on behalf of the purchaser and grants a lien on or security interest in a Product; and

     WHEREAS, the Company and the Issuer wish to set forth the terms and conditions pursuant to which the Issuer will acquire the "Contracts," as hereinafter defined, and the Company will service the Contracts;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Issuer agree as provided herein:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.01.  General.


     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of the Agreement.

     SECTION 1.02.  Specific Terms.


     All terms defined in any Related Agreement and not otherwise defined in this Agreement shall have the meanings given them in such Related Agreement.

     "Advance Payment" means, with respect to any Monthly Period, any payment by an Obligor that was not due under the related Contract during or before such Monthly Period and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Sale and Servicing Agreement.


     "Amount Available" means, as to any Distribution Date, an amount equal to the Collected Funds for that Distribution Date plus any amounts required to be deposited in the Collection Account on or before such Distribution Date pursuant to Sections 6.05, 8.01 and 8.02.

     "Amount Held for Future Distribution" means, as to any Distribution Date, the total of the amounts held in the Collection Account on the last day of the preceding Monthly Period on account of Advance Payments in respect of such Monthly Period.

     "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) another day on which banking institutions in the city in which a Person is taking action


                                      1-1
hereunder are authorized or obligated by law, executive order or governmental decree to be closed.

     "Calculation Agent" means the Person appointed by the Trust (and may be the Indenture Trustee) to establish LIBOR with respect to each Interest Reset Period.

     "Certificate Distribution Account" means the account established and maintained pursuant to Section 6.01(d).

     "Certificate Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding July 15, 1996) at the Certificate Pass-Through Rate on the Certificate Principal Balance.

     "Certificate Interest Carryover Shortfall" means as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Certificates on such Distribution Date pursuant to Section 5.2(a)(i) of the Trust Agreement is less than the Certificate Interest Amount for such Distribution Date.

     "Certificate Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Certificate Pass-Through Rate on the Unpaid Certificate Principal Liquidation Loss, if any.

     "Certificate Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Certificates on such Distribution Date pursuant to Section 5.2(a)(v) of the Trust Agreement is less than the Certificate Liquidation Loss Interest Amount for such Distribution Date.

     "Certificate Majority" means Holders of Certificates representing more than 50% of the Certificate Principal Balance.

     "Certificate Pass-Through Rate" means 7.70% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Certificate Percentage" means with respect to any Distribution Date, a percentage equal to 100% minus the Noteholders' Percentage for such Distribution Date.

     "Certificate Pool Factor" means, with respect to any Distribution Date, an eight-digit decimal figure equal to the outstanding principal balance of the Certificates as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Certificate Principal Balance.


                                      1-2

     "Certificate Principal Balance" means, as to any Distribution Date, the Original Certificate Principal Balance less the sum of: (i) all amounts distributed to Holders of Certificates on prior Distribution Dates on account of principal pursuant to Section 5.2(a)(iii) and (iv) of the Trust Agreement; and
(ii) all Certificate Principal Liquidation Losses determined as of prior Distribution Dates (whether or not the amount of such Certificate Principal Liquidation Losses were included in any Guaranty Payments made by the Company).

     "Certificate Principal Liquidation Loss" means, as to any Distribution Date, the lesser of: (a) the amount, if any, by which the Certificate Principal Balance and Note Principal Balance as of that Distribution Date, minus the aggregate amount of principal distributed on account of the Notes and Certificates on that Distribution Date, exceeds the Pool Scheduled Principal Balance as of such Distribution Date, or (b) the Certificate Principal Balance.

     "Certificate Principal Shortfall" means, as to any Distribution Date, the remainder of (x) the amount, if any, by which the amount distributed to Holders of Certificates on such Distribution Date pursuant to Section 5.2(a)(iii) of the Trust Agreement is less than the Certificate Percentage of the Formula Principal Distribution Amount for such Distribution Date, minus (y) any Certificate Principal Liquidation Loss determined as of that Distribution Date.

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of the amounts payable in respect of the Certificates pursuant to Sections 5.2(a)(ii) and (vi) of the Trust Agreement.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the amounts payable in respect of the Certificates pursuant to Section 5.2(a)(i) and (v) of the Trust Agreement.

     "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date on or prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the


                                      1-3

Distribution Date on which the Notes are paid in full, the Certificate Percentage of the Formula Principal Distribution Amount plus the Certificate Principal Liquidation Loss plus, on the Distribution Date on which the Notes are paid in full, an amount equal to the Noteholders' Percentage of the Formula Principal Distribution Amount minus amounts paid to Noteholders on such Distribution Date to reduce the Note Principal Balance to zero.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce to zero the Certificate Principal Balance plus the Unpaid Certificate Principal Liquidation Loss.

     "Certificateholders' Unpaid Principal Shortfall" means, as of any Distribution Date, the amount payable in respect of the Certificates pursuant to
Section 5.2(a)(iv) of the Trust Agreement.

     "Class," or "Class A" means pertaining to each Class of Notes.


     "Class A Note" means any one of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

     "Class A-1 Final Scheduled Distribution Date" means July 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

     "Class A-1 Interest Amount" means, with respect to any Distribution Date and the related Interest Reset Period, an amount equal to interest at the Class A-1 Interest Rate on the Class A-1 Principal Balance.

     "Class A-1 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-1 Notes on such Distribution Date pursuant to Section 8.02(c)(1)(i) of the Indenture is less than the Class A-1 Interest Amount for such Distribution Date.

     "Class A-1 Interest Rate" means, with respect to any Interest Reset Period, a per annum rate of an interest equal to the lesser of 10.75% or LIBOR plus
 .25%, in each case calculated on the basis of actual days elapsed and a year of 360 days.


                                      1-4

     "Class A-1 Liquidation Loss Interest Amount" means, as to any Distribution Date and the related Interest Reset Period, an amount equal to interest at the Class A-1 Interest Rate on the Unpaid Class A-1 Principal Liquidation Loss, if any.

     "Class A-1 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-1 Notes on such Distribution Date pursuant to Section 8.02(c)(1)(v) of the Indenture is less than the Class A-1 Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-1 Notes" means the Class A-1 Floating Rate Asset-Backed Notes issued by the Trust pursuant to the Indenture.

     "Class A-1 Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-1 Principal Balance by (ii) the Original Note Principal Balance.

     "Class A-1 Principal Balance" means, as to any Distribution Date, the Original Class A-1 Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-1 Notes on any prior Distribution Date on account of principal pursuant to Section 8.02(c)(1)(iii) and (iv) of the Indenture; and (ii) all Class A-1 Principal Liquidation Losses determined as of prior Distribution Dates.

     "Class A-1 Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Note Principal Balance plus the Certificate Principal Balance as of that Distribution Date, minus (ii) the sum of the aggregate amount of principal distributed on account of the Notes and Certificates on that Distribution Date, plus the amount of any Class A-2 Principal Liquidation Loss, Class A-3 Principal Liquidation Loss, Class A-4 Principal Liquidation Loss and Certificate Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the Pool Scheduled Principal Balance as of such Distribution Date; or

     (2) the Class A-1 Principal Balance as of that Distribution Date.

     "Class A-1 Principal Shortfall" means, as to any Distribution Date, the remainder of (x) the amount, if any, by which the amount distributed to Holders of Class A-1 Notes on such Distribution Date pursuant to Section 8.02(c)(1)(iii) of the Indenture is less than the Class A-1 Percentage of the Formula Principal Distribution Amount for such Distribution Date, minus (y) any Class A-1 Principal Liquidation Loss determined as of that Distribution Date.


                                      1-5

     "Class A-2 Final Scheduled Distribution Date" means July 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

     "Class A-2 Interest Amount" means, with respect to any Distribution Date and the related Interest Reset Period, an amount equal to interest at the Class A-2 Interest Rate on the Class A-2 Principal Balance.

     "Class A-2 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-2 Notes on such Distribution Date pursuant to Section 8.02(c)(2)(i) of the Indenture is less than the Class A-2 Interest Amount for such Payment Date.

     "Class A-2 Interest Rate" means, with respect to any Interest Reset Period, a per annum rate of an interest equal to the lesser of 10.75% or LIBOR plus
 .34%, in each case calculated on the basis of actual days elapsed and a year of 360 days.

     "Class A-2 Liquidation Loss Interest Amount" means, as to any Distribution Date and the related Interest Reset Period, an amount equal to interest at the Class A-2 Interest Rate on the Unpaid Class A-2 Principal Liquidation Loss, if any.

     "Class A-2 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-2 Notes on such Distribution Date pursuant to Section 8.02(c)(2)(v) of the Indenture is less than the Class A-2 Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-2 Notes" means the Class A-2 Floating Rate Asset-Backed Notes issued by the Trust pursuant to the Indenture.

     "Class A-2 Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-2 Principal Balance by (ii) the Original Note Principal Balance.

     "Class A-2 Principal Balance" means, as to any Distribution Date, the Original Class A-2 Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-2 Notes on prior Distribution Dates for payment of principal pursuant to Sections 8.02(c)(2)(iii) and (iv) of the Indenture; and (ii) all Class A-2 Principal Liquidation Losses determined as of prior Distribution Dates.

     "Class A-2 Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:


                                      1-6

     (1) the amount, if any, by which (x) the remainder of (i) the Note Principal Balance and the Certificate Principal Balance as of that Distribution Date, minus (ii) the sum of the aggregate amount of principal distributed on account of the Notes and Certificates on that Distribution Date, plus the amount of any Class A-3 Principal Liquidation Loss, Class A-4 Principal Liquidation Loss and Certificate Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the Pool Scheduled Principal Balance as of such Distribution Date; or

     (2) the Class A-2 Principal Balance as of that Distribution Date.

     "Class A-2 Principal Shortfall" means, as to any Distribution Date, the remainder of (x) the amount, if any, by which the amount distributed on such Distribution Date to the Holders of the Class A-2 Notes pursuant to Section 8.02(c)(2)(iii) of the Indenture is less than the Class A-2 Percentage of the Formula Principal Distribution Amount for such Distribution Date, minus (y) any Class A-2 Principal Liquidation Loss determined as of that Distribution Date.

     "Class A-2 Subaccount" means the subaccount within the Spread Account established pursuant to Section 6.01(c).

     "Class A-2 Subaccount Required Amount" means, as of any date of determination, the lesser of (i) $1,052,578, or (ii) .25% of the Pool Scheduled Principal Balance.

     "Class A-3 Final Scheduled Distribution Date" means July 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

     "Class A-3 Interest Amount" means, as to any Distribution Date and the related Interest Reset Period, an amount equal to interest at the Class A-3 Interest Rate on the Class A-3 Principal Balance.

     "Class A-3 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-3 Notes on such Distribution Date pursuant to Section 8.02(c)(4)(i) of the Indenture is less than the Class A-3 Interest Amount for such Distribution Date.

     "Class A-3 Interest Rate" means, with respect to any Interest Reset Period, a per annum rate of an interest equal to the lesser of 10.75% or LIBOR plus
 .45%, in each case calculated on the basis of actual days elapsed and a year of 360 days.


                                      1-7

     "Class A-3 Liquidation Loss Interest Amount" means, as to any Distribution Date and the related Interest Reset Period, an amount equal to interest at the Class A-3 Interest Rate on the Unpaid Class A-3 Principal Liquidation Loss, if any.

     "Class A-3 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-3 Notes on such Distribution Date pursuant to Section 8.02(c)(4)(v) of the Indenture is less than the Class A-3 Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-3 Notes" means the Class A-3 Floating Rate Asset-Backed Notes issued by the Trust pursuant to the Indenture.

     "Class A-3 Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-3 Principal Balance by (ii) the Original Note Principal Balance.

     "Class A-3 Principal Balance" means, as to any Distribution Date, the Original Class A-3 Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-3 Notes on prior Distribution Dates on account of principal pursuant to Section 8.02(c)(4)(iii) and (iv) of the Indenture; and
(ii) all Class A-3 Principal Liquidation Losses determined as of prior Distribution Dates.

     "Class A-3 Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Certificate Principal Balance and the Note Principal Balance as of that Distribution Date, minus (ii) the sum of the aggregate amount of principal distributed on account of the Notes and Certificates on that Distribution Date, plus the amount of any Class A-4 Principal Liquidation Loss and Certificate Principal Liquidation Loss determined as of that Distribution Date, exceeds
     (y) the Pool Scheduled Principal Balance as of such Distribution Date; or

     (2) the Class A-3 Principal Balance as of that Distribution Date.

     "Class A-3 Principal Shortfall" means, as to any Distribution Date, the remainder of (x) the amount, if any, by which the amount distributed to Holders of the Class A-3 Notes on such Distribution Date pursuant to Section 8.02(c)(4)(iii) of the Indenture is less than the Class A-3 Percentage of the Formula Principal Distribution Amount for such Distribution Date, minus (y) any Class A-3 Principal Liquidation Loss determined as of that Distribution Date.


                                      1-8

     "Class A-3 Subaccount" means the subaccount within the Spread Account established pursuant to Section 6.01(c).

     "Class A-3 Subaccount Date" means the Distribution Date on which the balance on deposit in the Class A-3 Subaccount first equals the Class A-3 Subaccount Required Amount.

     "Class A-3 Subaccount Required Amount" means, as of any date of determination, the lesser of (i) $2,105,157, or (ii) .50% of the Pool Scheduled Principal Balance.

     "Class A-4 Final Scheduled Distribution Date" means July 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

     "Class A-4 Interest Amount" means, with respect to any Distribution Date and the related Interest Reset Period, an amount equal to interest at the Class A-4 Interest Rate on the Class A-4 Principal Balance.

     "Class A-4 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4 Notes on such Distribution Date pursuant to Section 8.02(c)(6)(i) of the Indenture is less than the Class A-4 Interest Amount for such Payment Date.

     "Class A-4 Interest Rate" means, with respect to any Interest Reset Period, a per annum rate of an interest equal to the lesser of 10.75% or LIBOR plus
 .50%, in each case calculated on the basis of actual days elapsed and a year of 360 days.

     "Class A-4 Liquidation Loss Interest Amount" means, as to any Distribution Date and the related Interest Reset Period, an amount equal to interest at the Class A-4 Interest Rate on the Unpaid Class A-4 Principal Liquidation Loss, if any.

    "Class A-4 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4 Notes on such Distribution Date pursuant to Section 8.02(c)(6)(v) of the Indenture is less than the Class A-4 Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-4 Notes" means the Class A-4 Floating Rate Asset-Backed Notes issued by the Trust pursuant to the Indenture.

     "Class A-4 Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-4 Principal Balance by (ii) the Original Note Principal Balance.


                                      1-9

     "Class A-4 Principal Balance" means, as to any Distribution Date, the Original Class A-4 Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-4 Notes on prior Distribution Dates on account of principal pursuant to Sections 8.02(c)(6)(iii) and (iv) of the Indenture; and
(ii) all Class A-4 Principal Liquidation Losses determined as of prior Distribution Dates.

     "Class A-4 Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Note Principal Balance and Certificate Principal Balance as of that Distribution Date, minus (ii) the sum of the aggregate amount of principal distributed on account of the Notes and Certificates on that Distribution Date, plus the amount of any Certificate Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the Pool Scheduled Principal Balance as of such Distribution Date; or

     (2) the Class A-4 Principal Balance as of that Distribution Date.

     "Class A-4 Principal Shortfall" means, as to any Distribution Date, the remainder of (x) the amount, if any, by which the amount distributed to Holders of Class A-4 Notes on such Distribution Date pursuant to Section 8.02(c)(6)(iii) is less than the Class A-4 Percentage of the Formula Principal Distribution Amount for such Distribution Date, minus (y) any Class A-4 Principal Liquidation Loss determined as of that Distribution Date.

     "Class A-4 Subaccount" means the subaccount within the Spread Account established pursuant to Section 6.01(c).

     "Class A-4 Subaccount Date" means the Distribution Date on which the balance on deposit in the Class A-4 Subaccount first equals the Class A-4 Subaccount Required Amount.

     "Class A-4 Subaccount Required Amount" means, as of any date of determination, the lesser of (i) $1,052,578, or (ii) .25% of the Pool Scheduled Principal Balance.

     "Class Final Scheduled Distribution Date" means July 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

     "Class Percentage Interest" means, as to any Note the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to the percentage (carried to eight places) obtained from dividing the


                                     1-10
denomination of such Note by the aggregate denomination of all Notes of the related Class (which equals the Original Class A-1 Principal Balance in the case of a Class A-1 Note, the Original Class A-2 Principal Balance in the case of a Class A-2 Note, the Original Class A-3 Principal Balance in the case of a Class A-3 Note and the Original Class A-4 Principal Balance in the case of a Class A-4
Note). The aggregate Class Percentage Interests for each Class of Notes shall equal 100%.

     "Class Principal Balance" means, as to any date, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, or the Class A-4 Principal Balance, as appropriate.

     "Closing Date" means June 21, 1996.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Security" means, with respect to any Contract, (i) the security interests, if any, granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Product, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iii) all security agreements granting a security interest in the related Product and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (iv) all records in respect of such Contract.

     "Collected Funds" means, as to any Distribution Date, an amount equal to
(a) the sum of (i) the amount on deposit in the Collection Account as of the close of business on the last day of the preceding Monthly Period (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02), (ii) any amounts required to be deposited in the Collection Account on or before the Business Day immediately preceding such Distribution Date pursuant to Section
5.09 or 5.13, and (iii) any amount deposited in the Collection Account in respect of principal on the Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.05 or 8.02) after the last day of the preceding Monthly Period through and including the third Business Day prior to the Distribution Date, but in no event later than the 10th day of the month in which such Distribution Date occurs, reduced by (b) the sum as of the close of business on the last day of the preceding Monthly Period of (i) the Amount Held for Future Distribution, (ii) amounts permitted to be withdrawn by the Trustee from the Collection Account pursuant to clauses (b) - (e), inclusive, of Section 6.03; and (iii) with respect to all Distribution Dates other than the Distribution Date in July 1996, any amount deposited in the Collection



                                     1-11

Account in respect of principal on the Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02) on or after the first day of the preceding Monthly Period and through but excluding the third Business Day of the preceding Distribution Date, but in no event later than the 10th day of the preceding Monthly Period.

     "Collection Account" means the account established and maintained pursuant to Section 6.01.

     "Computer Tape" means the computer tape generated by the Company which provides information relating to the Contracts and which was used by the Company in selecting the Contracts, and includes the master file and the history file.

     "Contract File" means, as to each Contract, (a) the original copy of the Contract, including the executed evidence of the obligation of the Obligor; (b) either (i) the original title document for the related Product or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or (ii) if the laws of the jurisdiction in which the related Product is located do not provide for the issuance of title documents for goods of the type including the Product, other evidence of ownership of the related Product which is customarily relied upon in such jurisdiction as evidence of title to such goods; (c) evidence of one or more of the following types of perfection of the security interest in the related Product granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, (iii) in the case of a Contract secured by a security interest in an aircraft, evidence of filing with the Federal Aviation Administration Aircraft Registry or (iv) such other evidence of perfection of a security interest in goods of the type including the Product as is customarily relied upon in the jurisdiction in which the related Product is located; (d) the assignment of the Contract from the originator (if other than the Company or a wholly-owned subsidiary of the Company) to the Company or a wholly-owned subsidiary of the Company; (e) any extension, modification or waiver agreement(s); (f) a credit application signed by the Obligor, or a copy thereof; and (g) if required by Section 5.09 with respect to such Contract, a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof.

     "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract and computed in accordance with the method specified in that Contract.

     "Contracts" means the retail installment sales contracts and promissory notes described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Company to the Trust, and includes,


                                     1-12
without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after the Cutoff Date, but excluding any rights to receive payments which are due pursuant thereto prior to the Cutoff Date.

     "Corporate Trust Office" With respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration; the telecopy number for the Corporate Trust Office of the Owner Trustee on the date of the execution of this Agreement is 302-651-8882; with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at First Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101 Attention: Corporate Trust Department; the telecopy number for the Corporate Trust Office of the Indenture Trustee on the date of execution of this Agreement is 612-244-0089.

     "Counsel for the Company" means Briggs and Morgan, P.A., or other legal counsel for the Company.

     "Cutoff Date" means June 1, 1996.

     "Cutoff Date Pool Principal Balance" means the aggregate of the Cutoff Date Principal Balances of the Contracts.

     "Cutoff Date Principal Balance" means, as to any Contract, the unpaid principal balance thereof at the Cutoff Date after giving effect to all installments of principal due prior thereto.

     "Defaulted Contract" means a Contract with respect to which the Servicer commenced repossession or foreclosure procedures, made a sale of such Contract to a third party for repossession, foreclosure or other enforcement, or as to which there was a payment delinquent 180 or more days (excluding any Contract deemed delinquent solely because the Obligor's required monthly payment was reduced as a result of bankruptcy or similar proceedings).

     "Delinquent Payment" means, as to any Contract, with respect to any Monthly Period, any payment or portion of a payment of principal or interest that was originally scheduled to be made during such Monthly Period under such Contract and was not received or applied during such Monthly Period, whether or not any payment extension has been granted by the Servicer.



                                     1-13

     "Determination Date" means the third Business Day prior to each Distribution Date during the term of this Agreement.

     "Distribution Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing in July 1996.

     "Due Date" means, as to any Contract, the date of the month on which the scheduled monthly payment for such Contract is due.

     "Electronic Ledger" means the electronic master record of installment sale contracts of the Company.

     "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company shall have capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) shall have a credit rating from Standard & Poor's (if rated by Standard & Poor's) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause, Standard & Poor's and Fitch to downgrade or withdraw its then-current rating assigned to the Notes, as confirmed in writing by, Standard & Poor's and Fitch.

     "Eligible Institution" means any depository institution (which may be the Owner Trustee, the Indenture Trustee or an Affiliate of either) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated, A-1+ by Standard & Poor's and F-1 by Fitch (if rated by Fitch), or whose unsecured long-term debt has been rated in one of the two highest rating categories by Standard & Poor's and Fitch (if rated by Fitch) in the case of unsecured long-term debt.




                                     1-14

     "Eligible Investments" are any of the following: Once such funds are invested, such institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Collection Account and distributed on such Distribution Date pursuant to Section 6.06. The Company, the Servicer, the Trust and the Indenture Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Collection Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation. "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term deposits of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least A-1+ by Standard & Poor's and at least F-1 by Fitch (if rated by Fitch) and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Fitch (if rated by Fitch) and are rated AAAm or AAAm-G by Standard & Poor's and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an



                                     1-15
               agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least AAA by Standard & Poor's and in one of the two highest rating categories from Fitch (if rated by Fitch) at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account; and

          (vi) commercial paper having a rating of at least A-1+ from Standard & Poor's and at least F-1+ by Fitch (if rated by Fitch) at the time of such investment or pledge as a security.

Notwithstanding the foregoing, securities that represent the right to receive payments only of interest due on underlying obligations shall not be included as Eligible Investments, whether or not such securities otherwise fall within (i) through (vi) above.

     Each of the Indenture Trustee and the Owner Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     "Eligible Servicer" means the Company or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than an aggregate of $10,000,000 in outstanding principal amount of retail installment sales contracts and/or consumer installment loans.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

     "Event of Termination" has the meaning assigned in Section 7.01.




                                     1-16

     "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.

     "Final Scheduled Distribution Date" means July 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day).

     "Fitch" means Fitch Investors Service, L.P., or any successor thereto; provided that if Fitch no longer has a rating outstanding on the Class A-1 Notes, nor on the Class A-2 Notes, nor on the Class A-3 Notes, nor on the Class A-4 Notes, nor on the Certificates, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating any Class of the Notes (or, if more than one such NRSRO is then rating any Class of the Notes, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Formula Principal Distribution Amount" means, as of any Distribution Date (but subject to the last sentence of this definition), the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in the relevant Contract:

          (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period; plus

          (iii) the aggregate Scheduled Principal Balance of all Contracts that became Liquidated Contracts during the related Monthly Period; plus

          (iv) the aggregate Scheduled Principal Balance of all Contracts repurchased during the prior Monthly Period pursuant to Section
                3.05 or 5.22, plus




                                     1-17

          (v) any amount deposited in the Collection Account in respect of principal on the Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02) after the last day of the preceding Monthly Period and up to and including the third Business Day prior to the Distribution Date, but in no event later than the 10th day of the month in which such Distribution Date occurs; minus

          (vi) with respect to all Distribution Dates other than the Distribution Date in July 1996, any amount deposited in the Collection Account in respect of principal on the Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02) on or after the first day of the preceding Monthly Period and up to but excluding the third Business Day of the preceding Distribution Date, but in no event later than the 10th day of the preceding Monthly Period.

The Formula Principal Distribution Amount for the Distribution Date in July 2018 shall be the sum of the Note Principal Balance and the Certificate Principal Balance.

     "GTGP" means Green Tree First GP Inc., a Delaware corporation.

     "Guaranty Payment" means, as of any Distribution Date, an amount equal to the sum of: (i) any Certificate Principal Liquidation Loss determined as of that Distribution Date; plus (ii) the amount, if any, by which (A) the Certificateholders' Distributable Amount on such Distribution Date exceeds (B) the remainder of (x) the sum of the Collected Funds as of that Distribution Date plus any amounts on deposit in the Collection Account as of that Distribution Date pursuant to Sections 8.01 or 8.02 minus (y) the amounts to be distributed from the Collection Account on that Distribution Date pursuant to clauses (i) through (iv) of Section 6.06(a).

     "Indenture" means the Indenture, dated as of June 1, 1996, between the Trust and First Trust National Association, as trustee, as the same may be amended and supplemented from time to time.

     "Indenture Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

     "Independent" means, when used with respect to any specified Person, Briggs and Morgan, P.A., or any Person who (i) is in fact independent of the Company and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or the Servicer or in an Affiliate of either and (iii) is not




                                     1-18
connected with the Company or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

     "Insurance Policy" means, with respect to each Contract, the policy of insurance (if any) required to be maintained for the related Product by Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of said
Section 5.09.

     "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract.

     "Interest Reset Period" means, with respect to any Distribution Date, the period from and including the prior Distribution Date (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

     "LIBOR" means, with respect to any Interest Reset Period, the offered rate, as established by the Calculation Agent, for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date for such Interest Reset Period. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period.


                                     1-19

     "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "LIBOR Determination Date" means the second LIBOR Business Day prior to the first day of the related Interest Reset Period.

     "Limited Guaranty" means the obligation of the Company to make Guaranty Payments pursuant to Section 6.05.

     "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related Product have been recovered; provided that any defaulted Contract in respect of which the related Product have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Product is disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including Insurance Proceeds and proceeds realized on the repurchase of such Product by the originating dealer for breach of warranties) received in connection with the liquidation of defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Product.

     "List of Contracts" means the list identifying each Contract constituting part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the Cutoff Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and
(iv) the maturity date, and which is attached to the Assignment from the Company to the Trust, conveying the Company's right, title and interest in and to the Contracts (substantially in the form of Exhibit A).

     "Monthly Period" means a calendar month during the term of this Agreement.

     "Monthly Report" has the meaning assigned in Section 5.13.


                                     1-20

     "Monthly Servicing and Guaranty Fee" means, as to any Distribution Date, 99% of the Amount Available in the Collection Account on that Distribution Date after payment in full of all amounts payable under Section 6.06(a)(i) through
(v).

     "Monthly Servicing Fee" means, as of any Distribution Date on which the Company is not acting as Servicer, any amount agreed to by the Trustee and the successor Servicer that does not exceed one-twelfth of the product of 0.75% and the Pool Scheduled Principal Balance for the immediately preceding Distribution Date.

     "Net Liquidation Loss" means, as to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

     "Net Liquidation Proceeds" means, as to a Liquidated Contract, all Liquidation Proceeds received on or prior to the last day of the Monthly Period in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

     "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 6.01(c).

     "Note Majority" means, as to each Class of Notes, Holders of Notes representing a majority of the Principal Balance of such Class of Notes.

     "Note Pool Factor" means, with respect to any Distribution Date and each Class of Notes, an eight-digit decimal figure equal to the outstanding principal balance of such class of Notes as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Principal Balance of such Class of Notes as of the Closing Date.

     "Note Principal Balance" means, as of any Distribution Date, the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, and the Class A-4 Principal Balance.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the amounts payable in respect of the Notes pursuant to Sections


                                     1-21

8.02(c)(1)(ii) and (vi), 8.02(c)(2)(ii) and (vi), 8.02(c)(4)(ii) and (vi), and
8.02(c)(6)(ii) and (vi) of the Indenture.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the amounts payable in respect of the Notes pursuant to Sections 8.02(c)(1)(i) and (v), 8.02(c)(2)(i) and (v), 8.02(c)(4)(i) and (v) and
8.02(c)(6)(i) and (v) of the Indenture.

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Formula Principal Distribution Amount (but not to exceed the Note Principal Balance) plus the aggregate Principal Liquidation Loss of each Class of Notes.

     "Noteholders' Percentage" means 100% until and including the Distribution Date on which the Note Principal Balance is paid in full and 0% thereafter.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, that (i) the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A-1 Principal Balance (plus the Unpaid Class A-1 Principal Liquidation Loss) to zero; (ii) the Noteholders' Principal Distributable Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A-2 Principal Balance (plus the Class A-2 Unpaid Principal Liquidation Loss) to zero; (iii) on the Class A-3 Final Scheduled Distribution Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A-3 Principal Balance (plus the Class A-3 Unpaid Principal Liquidation Loss) to zero; and (iv) on the Class A-4 Final Scheduled Distribution Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to


                                     1-22
reduce the Class A-4 Principal Balance (plus the Class A-4 Unpaid Principal Liquidation Loss) to zero.

     "Noteholders' Unpaid Principal Shortfall" means, with respect to any Distribution Date, the amounts payable in respect of the Notes pursuant to Sections 8.02(c)(1)(iv), 8.02(c)(2)(iv), 8.02(c)(4)(iv), and 8.02(6)(iv) of the
Indenture.

     "Notes" means the Class A-1, Class A-2, Class A-3 or Class A-4 Notes.

     "NRSRO" means any nationally recognized statistical rating organization.

     "Obligor" means a Product buyer or other Person who is indebted under a Contract.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President of the Company and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Company, acceptable to the Trustee and the Company.

     "Original Certificate Principal Balance" means $30,531,344.

     "Original Class A-1 Principal Balance" means $341,000,000.

     "Original Class A-2 Principal Balance" means $20,000,000.

     "Original Class A-3 Principal Balance" means $15,800,000.

     "Original Class A-4 Principal Balance" means $13,700,000.

     "Original Class Principal Balance" means, with respect to any Class, the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance or the Original Class A-4 Principal Balance as appropriate.

     "Original Note Principal Balance" means the sum of the Class A-1, Class A-2, Class A-3, and Class A-4 Original Class Principal Balances.

     "Owner Trustee" means Wilmington Trust Company, acting not individually but solely as trustee, or its successor in interest, and any successor appointed as provided in the Trust Agreement.


                                     1-23

     "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Collection Account pursuant to the proviso in Section 3.05(a).

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" has the meaning assigned in Section 9.02(b)(2).

     "Pool Scheduled Principal Balance" means, as of any Distribution Date, the aggregate Scheduled Principal Balance of all Contracts that were outstanding during the immediately preceding Monthly Period.

     "Principal Liquidation Loss" means, with respect to any Distribution Date and any Class of Notes, the amount by which the aggregate Principal Balance of such Class and each junior Class and the Certificate Principal Balance exceeds the Scheduled Pool Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

     "Principal Prepayment" means a payment or other recovery of principal on a Contract (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

     "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

     "Products" means motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles.

     "Record Date" means the Business Day immediately preceding the related Distribution Date.

     "Related Documents" means the Trust Agreement, the Indenture, the Certificates, the Notes, and the Underwriting Agreement between the Company and the underwriter of the Certificates and the Notes. The Related Documents executed by any party are

                                     1-24
referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

     "Repurchase Price" means, with respect to a Contract to be repurchased pursuant to Section 3.05 or Section 5.22, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Contract Rate on such Contract from the end of the Monthly Period with respect to which the Obligor last made a payment through the end of the immediately preceding Monthly Period.

     "Responsible Officer" means, with respect to the Owner Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "Scheduled Principal Balance" means, as to any Contract and any Distribution Date or the Cutoff Date, the principal balance of such Contract as of the Due Date in the Monthly Period immediately preceding such Distribution Date or as of the Due Date immediately preceding the Cutoff Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

     "Securities" means the Notes and the Certificates.

     "Securityholders" means the Noteholders and the Certificateholders.

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicer" means the Company until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

     "Servicer Advance" means, with respect to any Distribution Date, the amount, if any, deposited by the Servicer in the Collection Account pursuant to
Section 5.13.

                                     1-25

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

     "Spread Account" means the segregated trust account held by the Indenture Trustee for the benefit of the Holders of the Class A-2, A-3, and A-4 Notes pursuant to Section 6.01(c).

     "Spread Account Required Amount" means the sum of the Class A-2 Subaccount Required Amount, the Class A-3 Subaccount Required Amount and the Class A-4 Subaccount Required Amount.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto; provided that, if Standard & Poor's no longer has a rating outstanding on the Class A-1 Notes, nor on the Class A-2 Notes, nor on the Class A-3 Notes, nor on the Class A-4 Notes, nor on the Certificate Certificates, then references herein to "Standard & Poor's" shall be deemed to refer to the NRSRO then rating any Class of the Notes (or, if more than one such NRSRO is then rating any Class of the Notes, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks).

     "Trust" means the Green Tree Recreational, Equipment & Consumer Trust
1996-B.

     "Trust Accounts" has the meaning given in Section 6.01(e).

     "Trust Agreement" means the Trust Agreement dated as of June 1, 1996 between the Company, Green Tree First GP Inc. and the Owner Trustee, as the same may be amended and supplemented from time to time.

     "Trust Property" means the property conveyed to the Trust pursuant to
Section 2.01(a).

                                     1-26

     "Uncollectible Advance" means, with respect to any Determination Date, the portion of any Servicer Advances which the Servicer has determined in good faith will not be ultimately recoverable by the Servicer from insurance policies on the Product, the Obligor or out of Net Liquidation Proceeds. The determination by the Servicer that it has made an Uncollectible Advance shall be evidenced by an Officer's Certificate delivered to the Trustee.

     "Unpaid Certificate Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Certificate Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Certificate Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Certificates on account of any Unpaid Certificate Interest Shortfall pursuant to
Section 5.2(a)(ii) of the Trust Agreement on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Certificate Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Certificate Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Certificate Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Certificate Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Certificates on account of any Unpaid Certificate Liquidation Loss Interest Shortfall pursuant to Section 5.2(a)(vi) of the Trust Agreement on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Certificate Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Certificate Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Certificate Principal Liquidation Losses for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Certificates pursuant to Section 5.2(a)(vii) of the Trust Agreement.

     "Unpaid Certificate Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Certificate Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Certificates pursuant to
Section 5.2(a)(iv) of the Trust Agreement.

     "Unpaid Class A-1 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-1 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-1 Interest


                                     1-27

Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-1 Notes on account of any Unpaid Class A-1 Interest Shortfalls pursuant to Section 8.02(c)(1)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-1 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-1 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-1 Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-1 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-1 Notes on account of any Unpaid Class A-2 Liquidation Loss Interest Shortfalls pursuant to Section 8.02(c)(1)(vi) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2 Interest Rate on such remainder from such immediately prior Payment Date to the current Payment Date.

     "Unpaid Class A-1 Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Class A-1 Principal Liquidation Losses for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-1 Notes pursuant to Section 8.02(c)(1)(viii) of the Indenture.

     "Unpaid Class A-1 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-1 Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-1 Certificates pursuant to
Section 8.02(c)(1)(iv) of the Indenture.

     "Unpaid Class A-2 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-2 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-2 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-2 Notes on account of any Unpaid Class A-2 Interest Shortfalls pursuant to Section 8.02(c)(2)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-2 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-2 Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the


                                     1-28

Unpaid Class A-2 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-2 Notes on account of any Unpaid Class A-2 Liquidation Loss Interest Shortfall pursuant to Section 8.02(c)(2)(vi) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-2 Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Class A-2 Principal Liquidation Losses for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-2 Notes pursuant to Section 8.02(c)(2)(vii) of the Indenture.

     "Unpaid Class A-2 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-2 Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-2 Notes pursuant to Section 8.02(c)(2)(iv) of the Indenture.

     "Unpaid Class A-3 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-3 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-3 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-3 Notes on account of any Unpaid Class A-3 Interest Shortfall pursuant to Section 8.02(c)(4)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-3 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-3 Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-3 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-3 Notes on account of any Unpaid Class A-3 Liquidation Loss Interest Shortfall pursuant to Section 8.02(c)(4)(vi) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-3 Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Class A-3 Principal Liquidation Losses


                                     1-29
for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-3 Notes pursuant to Section 8.02(c)(4)(vii) of the Indenture.

     "Unpaid Class A-3 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-3 Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-3 Notes pursuant to Section 8.02(c)(4)(iv) of the Indenture.

     "Unpaid Class A-4 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-4 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-4 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-4 Notes on account of any Unpaid Class A-4 Interest Shortfall pursuant to Section 8.02(c)(6)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-4 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-4 Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-4 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-4 Notes on account of any Unpaid Class A-4 Liquidation Loss Interest Shortfall pursuant to Section 8.02(c)(6)(vi) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-4 Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Class A-4 Principal Liquidation Losses for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-4 Notes pursuant to Section 8.02(c)(6)(vii) of the Indenture.

     "Unpaid Class A-4 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-4 Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-4 Notes pursuant to Section 8.02(c)(6)(iv) of the Indenture.


                                     1-30

                                   ARTICLE II

                             TRANSFER OF CONTRACTS


          SECTION 2.01.  Transfer of Contracts.


          a. Subject to the terms and conditions of this Agreement, the Company hereby transfers, assigns, sets over and otherwise conveys to the Trust by execution of an assignment substantially in the form of Exhibit A hereto all right, title and interest of the Company in and to (1) the Contracts (including, without limitation, the Collateral Security), and all moneys payable thereon or in respect to the Contracts, including any liquidation proceeds therefrom but excluding payments due on the Contracts prior to the Cutoff Date, (2) the Insurance Policies on any Products securing a Contract for the benefit of the creditor of such Contract and all blanket insurance policies to the extent they relate to the Contracts, (3) the Errors and Omissions Protection Policy as such policy relates to the Contracts, (4) all items contained in the Contract Files,
(5) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon), and (6) all proceeds and products of the foregoing.

          b. It is the intention of the Company that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Contracts and other Trust Property from the Company to the Trust and the beneficial interest in and title to the Contracts and the other Trust Property shall not be part of the Company's estate in the event of the filing of a bankruptcy petition by or against the Company under any bankruptcy law. In the event that, notwithstanding the intent of the Company, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest to the Trust in the property referred to in this Section 2.01.

          SECTION 2.02.  Conditions to Acceptance by Trustee.


          As conditions to the Owner Trustee's execution and delivery of the Notes on behalf of the Trust and the execution, authentication and delivery of the Certificates on behalf of the Trust on the Closing Date, the Owner Trustee on behalf of the Trust shall have received the following on or before the Closing Date:

          a. The List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Company.

          b. A letter from KPMG Peat Marwick or another nationally recognized accounting firm, stating that such firm has reviewed the Contracts on a statistical


                                      2-1
sampling basis and, based on such sampling, concluding that such Contracts conform in all material respects to the List of Contracts, to a confidence level of 97.5%, with an error rate generally not in excess of 1.8%, specifying those Contracts which do not so conform.

          c. Copies of resolutions of the board of directors of the Company or of the executive committee of the board of directors of the Company approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Company.

          d. Officially certified recent evidence of due incorporation and good standing of the Company under the laws of the State of Delaware.

          e. Evidence of filing with the Secretary of State of Minnesota of a UCC-1 financing statement, executed by the Company as debtor, naming the Trust as secured party and listing the Contracts as Collateral.

          f. An executed copy of the Assignment substantially in the form of Exhibit A hereto.

          g. Evidence of continued coverage of the Company under the Errors and Omissions Protection Policy.

          h. Evidence of deposit in the Collection Account of all funds received with respect to the Contracts prior to the Closing Date which were due on or after the Cutoff Date, together with an Officer's Certificate to the effect that such amount is correct.

          i. An Officer's Certificate confirming that the Company's internal audit department has reviewed the original or a copy of each Contract and each Contract File, that each Contract and Contract File conforms in all material respects with the List of Contracts and that each Contract File is complete in all material respects and that each Product securing a Contract is covered by an Insurance Policy as required by Section 3.02(f).

          j.   Such other documents and certificates as the Trust may request.


                                      2-2

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Company makes the following representations and warranties, effective as of the Closing Date, on which the Trust will rely in accepting the Contracts and the other Trust Property in trust and on which the Owner Trustee relies in executing and delivering, on behalf of the Trust, the Certificates and the Notes. The repurchase obligation of the Company set forth in Section 3.05 constitutes the sole remedy available to the Trust, the Owner Trustee, the Indenture Trustee, and the Securityholders for a breach of a representation or warranty of the Company set forth in Section 2.02(i), 3.02, 3.03 or 3.04 of this Agreement.

          SECTION 3.01.  Representations and Warranties Regarding the Company.

          a. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company.

          b. Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and its Related Documents and all of the transactions contemplated under this Agreement and thereunder and to sell and assign the Trust Property to be sold and assigned to the Trust by it and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and its Related Documents. When executed and delivered, this Agreement and its Related Documents will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c. No Violations. The execution, delivery and performance by the Company of this Agreement and the Related Documents and the fulfillment of their terms will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.


                                      3-1

          d. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement, the Related Documents, or the Securities which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement and Related Documents.

          e. Licensing. The Company is duly registered as a finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law.

          f. Chief Executive Office. The chief executive office of the Company is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

          SECTION 3.02.  Representations and Warranties Regarding Each Contract.


          a. List of Contracts. The information set forth in the List of Contracts is true and correct as of its date.

          b. Payments. The most recent scheduled payment was made by or on behalf of the Obligor (without any advance from the Company or any Person acting at the request of the Company) or was not delinquent for more than 59 days.

          c. No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File.

          d. Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

          e. No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          f. Insurance Coverage. The Product securing the Contract is covered by an Insurance Policy to the extent (if any) required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.


                                      3-2

          g. Origination. The Contract was originated by a dealer of goods of a class including the Product subject to the Contract, or by the Company, in the regular course of its business and, if originated by a dealer, was purchased by the Company in the regular course of its business.

          h. Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement or pursuant to transfers of the Securities, unlawful or render the Contract unenforceable.

          i. Compliance with Law. At the date of origination of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the Company shall for at least the period of this Agreement, maintain in its possession, available for the Owner Trustee's inspection, and shall deliver to the Owner Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

          j. Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Product securing the Contract has not been released from the lien of the Contract in whole or in part.

          k. Valid Security Interest. The Contract creates a valid and enforceable perfected first priority security interest in favor of the Company in the Product covered thereby as security for payment of the Cutoff Date Principal Balance of such Contract. The Company has assigned all of its right, title and interest in such Contract, including the security interest in the Product covered thereby, to the Trust. The Trust has and will have a valid and perfected and enforceable first priority security interest in such Contract and Product.

          l. Capacity of Parties. The signature(s) of the Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

          m. Good Title. In the case of a Contract purchased from a dealer, the Company purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. The Company has not sold, assigned or pledged the Contract to any person and prior to the transfer of the Contract by the Company to the Trust, the Company had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Trust. No financing statement describing or


                                      3-3
referring to any Contract (other than any financing statement naming the Trust as secured party, or filed by the Company as secured party to perfect its interest in a Contract purchased from a dealer) is on file in any public office.

          n. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Company has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above. As of the Closing Date, the related Product is, to the best of the Company's knowledge, free of damage and in good repair.

          o. No Liens. There are, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Product securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

          p. Equal Installments. Each Contract has a fixed Contract Rate and provides for level monthly payments which fully amortize the loan over its term.

          q. Enforceability. The Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

          r. One Original. There is only one original executed Contract (other than an original in the possession of the relevant Obligor), which Contract has been delivered to the Trust or its custodian on or before the Closing Date. Each Contract has been stamped to reflect the assignment of such Contract to the Trust.

          s. Notation of Security Interest. With respect to each Contract, if the related Product is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Product is being applied for such title document will be issued within 180 days and will show, the Company as the holder of a first priority security interest in such Product; if the related Product is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in goods of the type including the Product, such filings or recordings have been duly made and show the Company as secured party; and if the related Product is an aircraft subject to registration with the Federal Aviation Administration's Aircraft Registry, and the recordation of a mortgage, security agreement or similar conveyance with such Registry is required to perfect the lien created thereby, such recordation has


                                      3-4
been duly made and shows the Company as secured party or mortgagee. In any case, the Trust has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Company and any trustee in bankruptcy of the Company) claiming an interest in such Product.

          t. No Government Contracts. No Obligor is the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

          SECTION 3.03. Representations and Warranties Regarding the Contracts in the Aggregate.


          a. Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cutoff Date equal the Cutoff Date Pool Principal Balance.

          b. Characteristics. The Contracts have the following characteristics as of the Cutoff Date: (i) the Obligors on not more than 25% of the Contracts by Cutoff Date Pool Principal Balance are located in any one state; (ii) no Contract has a remaining maturity of fewer than 2 months or more than 240 months; (iii) the final scheduled payment date on the Contract with the latest maturity is in June 2016; (iv) each Contract had an original principal balance of at least $1,209.63 and not more than $1,881,311.00 and a remaining principal balance as of the Cutoff Date of at least $1,005.26 and not more than $1,881,311.00; and (v) each Contract had a contractual rate of interest of at least 6.90% and not more than 21.99%.

          c. Computer Tape. The Computer Tape made available by the Company was complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

          d. Marking Records. By the Closing Date, the Company has caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

          e. No Adverse Selection. Except for the effect of the representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Contracts.

          SECTION 3.04. Representations and Warranties Regarding the Contract Files.

          a. Possession. Immediately prior to the Closing Date, the Company will have possession of each original Contract and the related Contract File and there are and


                                      3-5
there will be no custodial agreements in effect materially and adversely affecting the rights of the Company to make, or cause to be made, any delivery required hereunder.

          b. Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files by the Company pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          SECTION 3.05. Repurchase of Contracts for Breach of Representations and Warranties.


          a. The Company shall repurchase a Contract, at its Repurchase Price, not later than the last day of the Monthly Period prior to the Monthly Period that is 90 days after the day on which the Company, the Servicer, the Owner Trustee or the Indenture Trustee first discovers, or the Company or the Servicer should have discovered, a breach of a representation or warranty of the Company set forth in Sections 2.02(i), 3.02, 3.03 or 3.04 of this Agreement that materially adversely affects the interest of the Trust or the Securityholders in such Contract and which breach has not been cured; provided, however, that (i) in the event that a party other than the Company first becomes aware of such a breach, such discovering party shall notify the Company in writing within five Business Days of the date of such discovery and (ii) with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance, which the Company would otherwise be required to repurchase pursuant to this Section, the Company may, in lieu of repurchasing such Contract, deposit in the Collection Account no later than the first Determination Date that is 90 or more days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be accounted for as a collection of principal or interest on such Contract, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII. Notwithstanding the foregoing, the Company shall repurchase any Contract, at such Contract's Repurchase Price, if the Company has failed to deliver the related Contract File to the Trust within 30 days of the Closing Date.

          b. Upon receipt by the Trust by deposit in the Collection Account of the Repurchase Price under subsection (a) above, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit B, the Indenture Trustee shall release its security interest in such Contract and the Owner Trustee on behalf of the Trust shall convey and assign to the Company all of the Certificateholders' right, title and interest in the repurchased Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trust.


                                      3-6

          c. The Company shall defend and indemnify the Owner Trustee, the Trust, the Indenture Trustee, and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any representation set forth in Sections 2.02(i), 3.02, 3.03 or 3.04 of this Agreement.


                                      3-7

                                   ARTICLE IV

              PERFECTION OF TRANSFER AND PROTECTION OF SECURITY
                                   INTERESTS

     SECTION 4.01.  Custody of Contracts.

     a. Subject to the terms and conditions of this Section the Trust appoints the Servicer to maintain custody of the Contract Files for the benefit of the Trust and the Servicer shall maintain custody of the Contract Files for the benefit of the Trust and shall act as custodian therefor.

     b. The Servicer agrees to maintain the related Contract Files at its office where they are currently maintained, or at such other offices of the Servicer in the State of Minnesota as shall from time to time be identified to the Trust by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     c. As custodian, the Servicer shall have and perform the following powers and duties:

          (i) hold the Contract Files on behalf of the Trust, Indenture Trustee and the Securityholders, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trust and the Indenture Trustee annually that it continues to maintain possession of such Contract Files;

          (ii) implement policies and procedures, in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust, the Indenture Trustee and the Securityholders.



                                      4-1

     d. In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Servicer shall promptly report to the Trust and the Indenture Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Trust, Owner Trustee, the Indenture Trustee and the Securityholders for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against them as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any indemnified party.

     SECTION 4.02.  Filings.

     On or prior to the Closing Date, the Company shall cause the UCC-1 financing statement referred to in Section 2.02(e) to be filed. The Administrator on behalf of the Trust shall cause to be filed all necessary continuation statements of the UCC-1 financing statement. From time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Securityholders' interests in the Contracts and their proceeds and the Products against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Servicer will maintain the first priority perfected security interest of the Trust in each Product so long as the related Contract is property of the Trust.

     SECTION 4.03.  Name Change or Relocation.

     a. During the term of this Agreement, the Company shall not change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company, the Company shall given written notice of any such change to Standard & Poor's and Fitch.

     b. If any change in the Company's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether



                                      4-2
immediately or with lapse of time), the Company, no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Products.

     SECTION 4.04.  Chief Executive Office.

     During the term of this Agreement, the Company will maintain its chief executive office in one of the States of the United States, except Tennessee.

     SECTION 4.05.  Costs and Expenses.

     The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Securityholders' right, title and interest in and to the Contracts (including, without limitation, the security interests in the Products granted thereby).



                                      4-3

                                   ARTICLE V

                            SERVICING OF CONTRACTS

     SECTION 5.01.  Responsibility for Contract Administration.

     The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided that the Servicer gives notice to each of the Trust, the Indenture Trustee, Standard & Poor's and Fitch of the use of any such subcontractors; and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto. The Owner Trustee, on behalf of the Trust and at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Company is hereby appointed the Servicer until such time as any Service Transfer shall be effected under
Article VII.

     SECTION 5.02.  Standard of Care.

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract.

     SECTION 5.03.  Records.

     The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trust and the Indenture Trustee to determine the status of each Contract.

     SECTION 5.04.  Inspection; Computer Tape.

     a. At all times during the term hereof, the Servicer shall afford the Trust and Indenture Trustee and their authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to



                                      5-1
assist in any examination of such records by the Trust and Indenture Trustee or their authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trust and Indenture Trustee may make, the Trust and Indenture Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Section 5.14 and compliance with the standards represented to exist as to each Contract in this Agreement.

     The Servicer shall provide to any Securityholder such access to the records relating to the Contracts only in such cases where the Servicer is required by applicable statutes or regulations, whether applicable to the Servicer or to such Securityholder, to permit Securityholder to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Securityholder, by its acceptance of a Certificate or Note (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law.

     b. At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by the Trust and the Indenture Trustee.

     c. On or before the ninth Business Day of each month, the Servicer will provide to the Indenture Trustee a Computer Tape setting forth a list of all the outstanding Contracts and the outstanding principal balance of each such Contract as of the end of the next preceding Monthly Period.

     SECTION 5.05.  Collections.

     The Servicer shall pay into the Collection Account: (i) as promptly as practicable (not later than the next Business Day) following receipt thereof all payments from Obligors and Net Liquidation Proceeds (other than late payment penalty fees, extension fees and assumption fees, which shall be retained by the Servicer as additional compensation for servicing the Contracts, and any payments that were due prior to the Cutoff Date, which shall be remitted to the Company); and (ii) on the Business Day



                                      5-2
immediately prior to each Distribution Date, all Servicer Advances required to be made with respect to such Distribution Date pursuant to Section 5.13.

          SECTION 5.06.  Enforcement.

          a. The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and Liquidation Proceeds with respect to Liquidated Contracts.

          b. The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Owner Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders.

          c. The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on behalf of the Trust to reassign the Contract or to resell the related Product to the person against whom recourse exists at the price set forth in the document creating the recourse.

          d. So long as the Company is the Servicer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

          e. So long as the Company is the Servicer, the Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that Obligors may not be solicited for extensions and no more than one extension of payments under a Contract may be granted in any twelve-month period. The Servicer may not permit the extension of any payment beyond July 2018.

          f. Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract, if such modification or waiver would be treated as a taxable exchange under Section 1001 of the Code.



                                      5-3

          SECTION 5.07.  Satisfaction of Contracts.

          Upon payment in full on any Contract, the Servicer will notify the Trust, the Indenture Trustee, and the Company (if the Company is not the Servicer) on the next succeeding Distribution Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related Product. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

          SECTION 5.08.  Costs and Expenses.

          All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Products securing such Contracts) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract.

          SECTION 5.09.  Maintenance of Insurance.

          a.  Except as otherwise provided in subsection
(b) of this Section 5.09, the Servicer shall cause to be maintained:

              (i) with respect to each Contract financing the purchase of an aircraft, one or more insurance policies providing complete coverage in flight and on the ground;

              (ii) with respect to each Contract financing the purchase of a truck, one or more physical damage insurance policies; and

              (iii) with respect to each Contract financing the purchase of a Product other than an aircraft, truck or keyboard instrument, with an original principal balance of $7,501 or more, one or more insurance policies providing



                                      5-4
     comprehensive and collision coverage that is customary for goods of the class including the relevant Product;

in each case, issued by a company authorized to issue such policies in the state in which the related Product is located and in an amount which is not less than the maximum insurable value of such Product or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Insurance Policies may provide for customary deductible amounts. Each Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract.

     b. The Servicer may, in lieu of causing individual Insurance Policies to be maintained pursuant to subsection (a) of this Section 5.09, maintain one or more blanket insurance policies covering any losses caused by damage to such Product that would have been covered by an individual Insurance Policy. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Collection Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Contracts. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Insurance Policies maintained pursuant to subsection (a) of this Section. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

     c. With respect to each Product that has been repossessed in connection with a defaulted Contract, the Servicer shall either (i) maintain one or more Insurance Policies thereon or (ii) self-insure such Products and deposit into the Collection Account from its own funds any losses caused by damage to such Product that would have been covered by a Insurance Policy.

     d.   The Servicer shall keep in force throughout the term of this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of retail installment sales agreements having an



                                      5-5
aggregate principal amount of $10,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

     SECTION 5.10.  Repossession.

     Notwithstanding the standard of care specified in Section 5.02, the Servicer shall commence procedures for the repossession of any Product or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Product (which may include retitling) subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Product is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Owner Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee.

     SECTION 5.11.  Commingling of Funds.

     So long as the Company is Servicer, any collections in respect of Contracts collected by the Company shall, prior to the deposit thereof in the Collection Account, be held in bank accounts entitled substantially as follows: "[name of depository], as agent for First Trust National Association and other trustees and Green Tree Financial Corporation, as their interests may appear."

     SECTION 5.12.  Retitling; Security Interests.

     a. If, at any time, a Service Transfer has occurred and the Company is no longer the Servicer and the new Servicer is unable to foreclose upon a Product because the title document for such Product does not show such Servicer or the Indenture Trustee as the holder of the first priority security interest in the Product, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Indenture Trustee as the secured party.

     b. In order to facilitate the Servicer's actions, as described in subsection (a) of this section, the Company will provide the Servicer with any necessary power of attorney permitting it to retitle the Product. If the Servicer is still unable to retitle the Product, the Company will take all actions necessary to act with the Servicer to foreclose upon the Product.



                                      5-6

     c. If at any time during the term of this Agreement the Trust or the Indenture Trustee receives written notice from the Company or the Servicer that the Company does not have a long-term senior debt rating from Standard & Poor's of BBB+ or higher and from Fitch of BBB+ or higher, or if the Trust or the Indenture Trustee otherwise becomes aware of the same, the Trust, the Indenture Trustee and the Servicer, at the Company's expense, shall take such action as may, in the opinion of counsel to the Indenture Trustee, be necessary to perfect the security interests in the Products securing the Contracts in the name of the Indenture Trustee by amending the title documents of such Products or by such other reasonable means as may, in the opinion of counsel to the Indenture Trustee, be necessary or prudent. The Company agrees to pay all expenses related to such perfection and to take all action necessary therefor.

     SECTION 5.13.  Servicer Advances.

     Not later than the Business Day immediately preceding each Distribution Date, the Servicer shall advance to the Trust (each such advance, a "Servicer Advance") all Delinquent Payments for the immediately preceding Monthly Period by depositing the aggregate amount of such Delinquent Payments in the Collection Account, provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such advances from subsequent collections, including Net Liquidation Proceeds.

     SECTION 5.14.  Monthly Reports; Certificate of Servicing Officer.

     a. No later than 1:00 p.m. on each Determination Date, the Servicer shall deliver to the Trust, the Indenture Trustee, the Paying Agent, the Company (if the Company is not the Servicer), Standard & Poor's and Fitch a "Monthly Report," substantially in the form of Exhibit C hereto.

     b. Each Monthly Report pursuant to Section 5.14(a) shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit D, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     c. The Company and (if different from the Company) the Servicer shall, on request of the Trust, the Indenture Trustee, Standard & Poor's, Fitch or a Securityholder, furnish the Trust, the Indenture Trustee and/or Standard & Poor's, Fitch or a Securityholder such underlying data as may be reasonably requested.



                                      5-7

     SECTION 5.15. Annual Report of Accountants.

     On or before March 31 of each year, commencing March 31, 1997, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to make available to the Trust, the Indenture Trustee, Standard & Poor's and Fitch a report stating that such firm has examined selected documents and records relating to the servicing of retail installment sales contracts, including the contracts covered by this Agreement, in accordance with the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified therein, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

     SECTION 5.16. Certain Duties of the Servicer Under the Trust Agreement.

     The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator of any actions to be taken by the trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.

     SECTION 5.17. Intentionally Omitted.

     SECTION 5.18. Annual Statement as to Compliance; Notice of Servicer Termination Event.

     a. The Servicer shall deliver to the Trust, the Indenture Trustee, and each of Standard & Poor's and Fitch, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1997, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                                      5-8

     b. The Company or the Servicer shall deliver to the Trust, the Indenture Trustee, the Servicer or the Company (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under Section 7.01.

     SECTION 5.19. Intentionally Omitted.

     SECTION 5.20. Maintenance of Security Interests in Products.

     a. Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Product on behalf of the Trust, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Trust hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Product or for any other reason. In the event that the assignment of a Contract to the Trust is insufficient, without a notation on the related Product's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Product is located, to perfect a security interest in the related Product in favor of the Trust, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.

     b. Upon the occurrence of an Event of Termination, the Trust and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Trust, be necessary to perfect or re-perfect the security interests in the Products securing the Contracts in the name of the Trust by amending the title documents of such Products or by such other reasonable means as may, in the opinion of counsel to the Trust, be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

     SECTION 5.21. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust relies in accepting the Contracts and issuing the Certificates and on which the Indenture Trustee relies in authenticating the Notes.

                                      5-9

     a. Liens in Force. The Product securing each Contract shall not be released in whole or in part from the security interest granted by the Contract, except upon payment in full of the Contract or as otherwise contemplated herein;

     b. No Impairment. The Servicer shall do nothing to impair the rights of the Trust, the Indenture Trustee or the Securityholders in the Contracts, the Insurance Policies or the other Trust Property; and

     c. No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 5.06.

     SECTION 5.22. Purchase of Contracts Upon Breach of Covenant. Upon discovery by any of the Servicer, the Trust or the Indenture Trustee of a breach of any of the covenants set forth in Sections 5.20(a) or 5.21, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer. Not later than the last day of the Monthly Period that is 90 days after its discovery or receipt of notice of any breach of any such covenant which materially and adversely affects the interests of the Securityholders or the Trust in any Contract (including any Liquidated Contract), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Trust the Contract affected by such breach and pay the related Repurchase Price. It is understood and agreed that the obligation of the Servicer to purchase any Contract (including any Liquidated Contract) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Securityholders, the Trust, or the Indenture Trustee on behalf of the Noteholders; provided, however, that the Servicer shall indemnify the Owner Trustee, the Trust, the Indenture Trustee, and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                                     5-10

                                  ARTICLE VI

               DISTRIBUTIONS; SPREAD ACCOUNT; LIMITED GUARANTY;
               ------------------------------------------------
                         STATEMENTS TO SECURITYHOLDERS
                         -----------------------------

     SECTION 6.01. Trust Accounts.

     a. The Servicer shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Securityholders. The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     b. The Servicer shall establish the Note Distribution Account in the name of the Indenture Trustee for the benefit of the Noteholders. The Note Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     c. The Servicer shall establish the Spread Account, including the Class A-2, Class A-3, and Class A-4 Subaccounts, in the name of the Indenture Trustee for the benefit of the Class A-2, Class A-3 and Class A-4 Noteholders, respectively. The Spread Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     d. The Servicer shall establish the Certificate Distribution Account in the name of the Owner Trustee for the benefit of the Certificateholders. The Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Owner Trustee and maintained with the Owner Trustee.

     e. All amounts held in the Collection Account, the Note Distribution Account, the Certificate Distribution Account and the Spread Account (collectively, the "Trust Accounts") shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 6.01(e). Investments in Eligible Investments shall be made in the name of the Indenture Trustee on behalf of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Trust Accounts shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Indenture Trustee's interest therein by book entry or otherwise and
(b) a confirmation of the Indenture Trustee's interest has been sent to the Indenture Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in Minn. Stat.
(S)


                                      6-1

336.8-313(d)(i)), and (ii) either (A) in the possession of such institution or
(B) in the possession of a clearing corporation (as such term is used in Minn. Stat. (S) 336.8-313(g)) in New York or Minnesota, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 6.01. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to Section 6.0[6]. The Servicer shall deposit in the applicable Trust Account an amount equal to any net loss on such investments immediately as realized.

     f. On the Closing Date, the Servicer shall deposit in the Collection Account (i) all Scheduled Payments and prepayments of Contracts received by the Servicer after the Cutoff Date and on or prior to the Business Day immediately preceding the Closing Date and (ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of a Product and applied by the Servicer after the Cutoff Date.

     SECTION 6.02. Collection Account Deposits.

     a. Collections. The Servicer shall remit directly to the Collection Account (no later than the next Business Day as specified in Section 5.05) all payments by or on behalf of the Obligors on the Contracts and all Liquidation Proceeds received by the Servicer.

     b. Servicer Advances. The Servicer shall deposit in the Collection Account immediately prior to each Distribution Date all Servicer Advances required to be made pursuant to Section 5.13.

     c. Repurchased Contracts. The Company shall deposit in the Collection Account the Repurchase Price for each Contract repurchased by it under Section
3.05. The Servicer shall deposit in the Collection Account the Repurchase Price for each Contract repurchased by it under Section 5.22.

                                      6-2

     SECTION 6.03. Permitted Withdrawals.

     The Indenture Trustee may, from time to time as provided herein, make withdrawals from the Collection Account of amounts deposited in said account that are attributable to the Contracts only for the following purposes:

     a.   to make payments in the amounts and in the manner provided for in
Section 6.06;

     b. to pay to the Company with respect to each Contract or property acquired in respect thereof that has been repurchased pursuant to Section 3.05, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

     c. to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

     d. to withdraw any amount deposited in the Collection Account that was not required to be deposited therein; or

     e. to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d).

     Since, in connection with withdrawals pursuant to clauses (a) and (b), the Company's or the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain a separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses.

     SECTION 6.04. Spread Account Withdrawals. Not later than the Business Day prior to each Distribution Date, based on the information set forth in the related Monthly Statement, and to the extent there are insufficient funds to make the distributions in respect of interest on the Class A-2, A-3, and A-4 Notes in the amounts described in Sections 6.06 (a)(v), (vii), and (ix), the Servicer shall deliver to the Indenture Trustee, with a copy to the Trust and the Paying Agent, if any, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the amount of the insufficiency, if any, for each such Class, for such Distribution Date. Such Deficiency Notice shall direct the Indenture Trustee to remit such amount (to the extent of funds then on deposit) from the related Spread Account Subaccount for deposit in the Note Distribution Account on the Distribution Date.

                                      6-3

     SECTION 6.05. Limited Guaranty.

     a. No later than the Determination Date prior to each Distribution Date, the Servicer (if other than the Company) shall notify the Company of the amount of the Guaranty Payment (if any) for such Distribution Date. Not later than the Business Day preceding each Distribution Date, the Company shall deposit the Guaranty Payment, if any, for such Distribution Date into the Collection Account.

     b. The obligations of the Company under this Section shall not terminate upon or otherwise be affected by a Service Transfer pursuant to Article VII of this Agreement.

     c. The obligation of the Company to provide the Limited Guaranty under this Agreement shall terminate on the Final Distribution Date.

     d. The obligation of the Company to make the Guaranty Payments described in subsection (a) above shall be unconditional and irrevocable. The Company acknowledges that its obligation to make the Guaranty Payments described in subsection (a) above shall be deemed a guaranty by the Company of that portion of the Obligors' obligations under the Contracts that is allocable to the Certificateholders.

     e. If the Company fails to make a Guaranty Payment in whole or in part, the Company shall promptly notify the Trustee, and the Owner Trustee shall promptly notify Standard & Poor's and Fitch.

     SECTION 6.06. Distributions.

     a. On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Monthly Certificate delivered pursuant to Section 5.14) to make the following deposits and distributions by 11:00 a.m. (Minnesota time), to the extent of the Amount Available for such Distribution Date and in the following order of priority, provided that any Guaranty Payment shall be distributed solely to the Certificate Distribution Account pursuant to Section 6.06(b):

          (i) Servicing Fee. If the Company or an Affiliate is not the Servicer, then to the Servicer, the Servicing Fee for the Monthly Period.

          (ii) Servicer Advances. After payment of the amount specified in clause (i) above, to reimburse the Servicer for Uncollectible Advances and for Servicer Advances made with respect to Delinquent Payments that were recovered during the prior Monthly Period.


                                      6-4

          (iii)  Notes. After payment of the amounts specified above in clauses
     (i) and (ii), to the Note Distribution Account the sum of the Noteholders' Distributable Amount plus the amounts, if any, required to be deposited in the Class A-2 Subaccount, Class A-3 Subaccount, and Class A-4 Subaccount pursuant to Sections 8.02(c)(3), (5), and (7) of the Indenture.

          (iv)   Certificates. After payment of the amounts specified in clauses
     (i) through (iii) above, to the Certificate Distribution Account, the Certificateholders' Distributable Amount.

          (v) Spread Account. After payment of the amounts specified in clauses (i) through (iv) above, to the Class A-3 Subaccount and Class A-4 Subaccount, respectively, in the following order of priority:

                 (1) to the Class A-3 Subaccount, the amount, if any, by which the balance in the Class A-3 Subaccount is less than the Class A-3 Subaccount Required Amount; and

                 (2) to the Class A-4 Subaccount, the amount, if any, by which the balance in the Class A-4 Subaccount is less than the Class A-4 Subaccount Required Amount.

          (vi) Monthly Servicing and Guaranty Fee; GTGP Fee. After payment of the amounts specified in clauses (i) through (v) above (1) to the Company, the Monthly Servicing and Guaranty Fee (which shall be due and payable even if the Company is no longer acting as Servicer) equal to 99% of the remaining Amount Available as compensation for its providing the Limited Guaranty and acting as initial Servicer and (if the Company is acting as Servicer) any other compensation owed to the Servicer pursuant to Section 7.02; and (2) to GTGP, 1% of such remaining Amount Available.

     b. Guaranty Payments. On each Distribution Date the Servicer shall instruct the Indenture Trustee to distribute to the Certificate Distribution Account any Guaranty Payment deposited in the Collection Account pursuant to
Section 6.05.

     c. Spread Account. On each Distribution Date on which the amount on deposit in any Spread Account Subaccount after all distributions made in accordance with this Section 6.06 exceeds the applicable Class Required Subaccount Amount, the Servicer shall instruct the Indenture Trustee to pay 99% of such excess to the Company, and 1% of such excess to GTGP.


                                      6-5

     SECTION 6.07. Spread Account.

     On or prior to the Closing Date, the Trust, on behalf of the Company, shall deposit the Class A-2 Required Subaccount Amount in the Class A-2 Subaccount.

     SECTION 6.08. Statements to Securityholders.

     a. On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder, and the Owner Trustee shall include with each distribution to each Certificateholder, a statement (which statement shall also be provided to each Rating Agency) based on information in the Monthly Report delivered on the related Determination Date pursuant to Section 5.14, setting forth the following information:

          (i) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to interest, separately identifying any Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class A-4 Interest Shortfall and any Unpaid Certificate Interest Shortfall included in such distribution and any remaining Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class A-4 Interest Shortfall and any Unpaid Certificate Interest Shortfall after giving effect to such distribution;

          (ii) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall and the Certificate Interest Carryover Shortfall, if any, for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Unpaid Class A-1 Principal Shortfall, Unpaid Class A-2 Principal Shortfall, Unpaid Class A-3 Principal Shortfall, Unpaid Class A-4 Principal Shortfall and any Unpaid Certificate Principal Shortfall included therein, and any remaining Unpaid Class A-1 Principal Shortfall, Unpaid Class A-2 Principal Shortfall, Unpaid Class A-3 Principal Shortfall, Unpaid Class A-4 Principal Shortfall and any Unpaid Certificate Principal Shortfall after giving effect to such distribution;


                                      6-6

          (iv) the Class A-1 Principal Shortfall, the Class A-2 Principal Shortfall, the Class A-3 Principal Shortfall, the Class A-4 Principal Shortfall and the Certificate Principal Shortfall, if any, for such Distribution Date;

          (v) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Certificate Principal Balance after giving effect to the distribution of principal on such Distribution Date;

          (vi) the amount, if any, of any Class A-1 Principal Liquidation Loss, Class A-2 Principal Liquidation Loss, Class A-3 Principal Liquidation Loss, Class A-4 Principal Liquidation Loss, and Certificate Principal Liquidation Loss determined as of that Distribution Date;

          (vii) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to liquidation losses, separately identifying the Class A-1 Liquidation Loss Interest Amount, the Class A-2 Liquidation Loss Interest Amount, the Class A-3 Liquidation Loss Interest Amount, the Class A-4 Liquidation Loss Interest Amount, the Certificate Liquidation Loss Interest Amount and any Unpaid Class A-1 Liquidation Loss Interest Shortfall, Unpaid Class A-1 Principal Liquidation Loss, Unpaid Class A-2 Liquidation Loss Interest Shortfall, Unpaid Class A-2 Principal Liquidation Loss, Unpaid Class A-3 Liquidation Loss Interest Shortfall, Unpaid Class A- Principal Liquidation Loss, Unpaid Class A-4 Liquidation Loss Interest Shortfall, Unpaid Class A-4 Principal Liquidation Loss, Unpaid Certificate Liquidation Loss Interest Shortfall and Unpaid Certificate Principal Liquidation Loss included therein, and any remaining Unpaid Class A-1 Liquidation Loss Interest Shortfall, Unpaid Class A-1 Principal Liquidation Loss, Unpaid Class A-2 Liquidation Loss Interest Shortfall, Unpaid Class A-2 Principal Liquidation Loss, Unpaid Class A-3 Liquidation Loss Interest Shortfall, Unpaid Class A-3 Principal Liquidation Loss, Unpaid Class A-4 Liquidation Loss Interest Shortfall, Unpaid Class A-4 Principal Liquidation Loss, Unpaid Certificate Liquidation Loss Interest Shortfall and Unpaid Certificate Principal Liquidation Loss after giving effect to such distribution;

          (viii) the Class A-1 Liquidation Loss Interest Shortfall, the Class A-2 Liquidation Loss Interest Shortfall, the Class A-3 Liquidation Loss Interest Shortfall, the Class A-4 Liquidation Loss Interest Shortfall


                                      6-7
                 and the Certificate Liquidation Loss Interest Shortfall, if any, for such Distribution Date;

          (ix) the amount, if any, deposited in or withdrawn from any Spread Account Subaccount on such Distribution Date;

          (x) the amount, if any, on deposit in each Spread Account Subaccount after giving effect to all withdrawals and deposits on such Distribution Date;

          (xi) the amount, if any, of the Guaranty Payment on such Distribution Date;

          (xii) the amount of the Monthly Servicing and Guaranty Fee, if any, paid to the Company with respect to the immediately preceding Monthly Period and (if the Company is not acting as Servicer) the amount of the Monthly Servicing Fee paid to the Servicer with respect to such Monthly Period;

          (xiii) the amount of any payment to GTGP;

          (xiv)  the Pool Scheduled Principal Balance for such Distribution
                 Date;

          (xv) the Note Pool Factor for each Class and the Certificate Pool Factor after giving effect to the distribution of principal on such Distribution Date;

          (xvi) the number and aggregate principal balances of Contracts delinquent (a) 30-59 days and (b) 60 or more days;

          (xvii) the number of Products that were repossessed during the Monthly Period ending immediately prior to such Distribution Date;

         (xviii) the number of Products that were repossessed but remain in inventory as of the last day of the Monthly Period ending immediately prior to such Distribution Date;

          (xix) the number of Contracts that became Liquidated Contracts during the immediately preceding Monthly Period; and

          (xx) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount

                                      6-8
                 paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

     In the case of information furnished pursuant to clauses (i) through (vi) above, the amounts shall be expressed as a dollar amount per $1,000 denomination of Note or Certificate, as applicable.

     b. The Owner Trustee and the Indenture Trustee shall inform any of the Noteholders or Certificateholders, Lehman Brothers Inc. or Morgan Stanley & Co. Incorporated that inquires by telephone of the information contained in the most recent Monthly Report.

     c. Certificateholders may obtain copies of the certificates delivered by the Owner Trustee pursuant to subsection (a) above upon written request to the Owner Trustee at the Corporate Trust Office (together with a certification that such Person is a Certificateholder and payment of any expenses associated with the distribution thereof). Noteholders may obtain copies of the statements delivered by the Indenture Trustee pursuant to subsection (a) above upon written request to the Indenture Trustee at its Corporate Trust Office (together with a certification that such Person is a Noteholder and payment of any expenses associated with the distribution thereof).

                                      6-9

                                  ARTICLE VII

                               SERVICE TRANSFER

     SECTION 7.01. Event of Termination.

     "Event of Termination"  means the occurrence of any of the following:

     a. Any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware, or should have become aware, that such deposit was required;

     b. Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with), which failure shall (i) materially and adversely affect the rights of the Trust, the Indenture Trustee, or the Securityholders and (ii) continue unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by Holders of Notes evidencing not less than 25% of the Note Principal Balance or, if the Notes have been paid in full, by Certificateholders evidencing not less than 25% of the Certificate Principal Balance.

     c. Any assignment by the Servicer of its duties hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

     d. A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

     e. The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing



                                      7-1
its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

     f.   The failure of the Servicer to be an Eligible Servicer.

     SECTION 7.02. Transfer.

     If an Event of Termination has occurred and is continuing, either the Trust, the Indenture Trustee, a Note Majority, or a Certificate Majority, by notice in writing to the Servicer (and to the Indenture Trustee and Trust if given by the Certificateholders or Noteholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), or upon resignation of the Servicer in accordance with Section 10.01 all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Collection Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Indenture Trustee pursuant to and under this
Section 7.02; and, without limitation, the Indenture Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Indenture Trustee or a successor servicer the sole lienholder or legal title holder of record of each Product) and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of the Company and the Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make the Indenture Trustee or a successor servicer the sole lienholder or legal title holder of record in respect of each Product. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under the Agreement, at the time of the termination of its activities as Servicer. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and
(ii) any Contracts and Contract Files in the Servicer's possession.


                                      7-2

     SECTION 7.03. Indenture Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.02 or the resignation of the Servicer in accordance with
Section 10.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Indenture Trustee will not assume any obligations of the Company pursuant to Section 3.05 and (ii) the Indenture Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Indenture Trustee shall be entitled to receive reasonable compensation not in excess of the Monthly Servicing Fee. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Noteholders, exceed the Monthly Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04. Notification to Securityholders.

     a. Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Indenture Trustee, the Trust, Standard & Poor's, and Fitch.

     b. Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Owner Trustee on behalf of the Trust shall give written notice thereof to Standard & Poor's, Fitch and the Certificateholders at their respective addresses appearing on the Certificate Register and the Indenture Trustee shall give written notice thereof to Noteholders at their respective addresses appearing in the Note Register.



                                      7-3

     c. The Owner Trustee on behalf of the Trust shall give written notice to Standard & Poor's and Fitch at least 30 days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.

     SECTION 7.05. Effect of Transfer.

     a. After the Service Transfer, the Indenture Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

     b. After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

     c. A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Company pursuant to Article IX and Sections 3.05 and 5.19) other than those relating to the management, administration, servicing or collection of the Contracts.

     SECTION 7.06. Transfer of Collection Account.

     Notwithstanding the provisions of Section 7.02, if the Collection Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Indenture Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish an Eligible Account with an institution other than the Servicer and promptly transfer all funds in the Collection Account to such new account, which shall thereafter be deemed the Collection Account for the purposes hereof.

     SECTION 7.07. Limits on Liability.

     The Servicer will be liable to the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and will have no other obligations or liabilities hereunder. Neither the Servicer nor any of its directors, officers, employees or agents will have any liability to the Trust, the Owner Trustee, the Indenture Trustee or the Securityholders (except as explicitly provided in this Agreement) for any action taken, or

                                      7-4
for refraining from taking any action, pursuant to this Agreement, other than any liability that would otherwise be imposed by reason of the Servicer's breach of this Agreement or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under this Agreement or any violation of law.

     SECTION 7.08. Waiver of Past Defaults.

     A Note Majority or Certificate Majority may, on behalf of all Holders of Notes and Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                      7-5

                                 ARTICLE VIII

                                  TERMINATION

     SECTION 8.01. Company's or Servicer's Repurchase Option.

     a. Subject to the conditions in subsection (b) below, the Company or the Servicer may repurchase all of the Contracts and all Products acquired in respect of any Contract remaining in the Trust at a price equal to the greater of:

          (i) the sum of (x) 100% of the principal balance of each Contract (other than any Contract as to which title to the underlying Product has been acquired and whose fair market value is included pursuant to clause
     (ii) below), plus (y) the fair market value of such acquired Product (as determined by the Company) or

          (ii) the aggregate fair market value (as determined by the Company) of all of the assets of the Trust (but in no event more than the amount sufficient to pay all principal and interest outstanding on the Securities, plus any unpaid fees and expenses of the Indenture Trustee and the Owner Trustee), plus, one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Product has been repossessed).

     b. The purchase by the Company or the Servicer of all of the Contracts pursuant to Section 8.01(a) shall be at the option of the Company on any Distribution Date, but shall be conditioned upon (1) the Pool Scheduled Principal Balance, as of the end of the Monthly Period immediately preceding such Distribution Date, aggregating an amount equal to or less than 10% of the Cutoff Date Pool Principal Balance, (2) the Company or the Servicer having provided the Indenture Trustee and the Owner Trustee and the Depository (if any) with at least 30 days' written notice (which may be given prior to the end of the Monthly Period referred to in clause (1) above) and (3) the Company or the Servicer (as applicable) shall have delivered to the Indenture Trustee and the Owner Trustee an unqualified Opinion of Counsel stating that payment of the purchase price to the Certificateholders will not constitute a voidable preference or fraudulent transfer under the United States Bankruptcy Code. In the event the notice described in the preceding sentence is given in connection with the Company's election to purchase the Contracts, the Company shall deposit in the Collection Account on the relevant Distribution Date in immediately available funds an amount equal to the above-described purchase price and the Indenture Trustee shall distribute the amounts so deposited in accordance with
Section 6.06.  Upon certification to the Indenture Trustee



                                      8-1
by a Servicing Officer, following such final deposit, the Indenture Trustee shall promptly release to the Company the Contract Files for the remaining Contracts, and the Indenture Trustee and Owner Trustee on behalf of the Trust shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     SECTION 8.02. Liquidation of Trust Estate.

     Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Trust shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Trust shall instruct the Indenture Trustee to distribute such funds, together with all other Available Funds, in accordance with the terms of Section 6.06(a).



                                      8-2

                                  ARTICLE IX

                                  INDEMNITIES

     SECTION 9.01. Company's Indemnities.

     The Company will defend and indemnify the Trust, the Owner Trustee, the Indenture Trustee (including the Paying Agent and any other agents of the Owner Trustee and the Indenture Trustee), and the Securityholders against any and all costs, expenses, losses, damages, taxes, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims arising out of or resulting from (i) the origination of any Contract (including but not limited to truth in lending requirements) or the servicing of such Contract prior to its transfer to the Trust (but only to the extent such cost, expense, loss, damage, tax, claim or liability is not provided for by the Company's repurchase of such Contract pursuant to Section 3.05), (ii) the use or ownership of any Products by the Company or the Servicer or any Affiliate of either, (iii) the Company's or the Trust's violation of federal or state securities laws in connection with the offering and sale of the Securities. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Company under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 9.02. Liabilities to Obligors.

     No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust, the Owner Trustee, Indenture Trustee, or the Securityholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Owner Trustee, Indenture Trustee, and the Securityholders expressly disclaim such assumption.

     SECTION 9.03. Servicer's Indemnities.

     The Servicer shall defend and indemnify the Trust, the Owner Trustee, the Indenture Trustee (including the Paying Agent and any other agents of the Owner Trustee and the Indenture Trustee) and the Securityholders against any and all costs, expenses, losses, damages, taxes, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Contract. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 9.03 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any



                                      9-1
payment of the amount owing under, or any repurchase by the Company of, any such Contract.

     SECTION 9.04.  Operation of Indemnities.

     Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Company or the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient will repay such amounts collected to the Company or the Servicer, as the case may be, without interest.



                                      9-2

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.01. Servicer Not to Assign Duties or Resign; Delegation of Servicing Duties.

     The Servicer may not sell or assign its rights and duties as Servicer hereunder, except as expressly provided for herein, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee or Monthly Servicing and Guaranty Fee payable to it. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect addressed and delivered to the Trust and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Sections
7.02 and 7.03.

     Notwithstanding the foregoing:

     a. Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify Standard & Poor's, and Fitch of any such merger to which it is a party.

     b. The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables, and may also perform other specific duties through subcontractors; provided that the Servicer gives notice to the Trust and the Indenture Trustee and each of Standard & Poor's and Fitch, and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.



                                     10-1

     SECTION 10.02.  Assignment or Delegation by Company.

     Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Company may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of a Note Majority and a Certificate Majority, and any attempt to do so without such consent shall be void. It is understood that the foregoing does not prohibit the pledge or assignment by the Company of any right to payment pursuant to Article VI.

     Notwithstanding the foregoing, any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Company shall promptly notify Standard & Poor's and Fitch of any such merger to which it is a party.

     SECTION 10.03.  Amendment.

     a. This Agreement may be amended from time to time by the Company, the Servicer and the Trust, with the prior written consent of the Indenture Trustee but without the consent of any of the Securityholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, including, without limitation, to add or amend any provision as required by Standard & Poor's, Fitch, or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Notes or the Certificates, provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Company, adversely affect in any material respect the interests of any Securityholder.

     b. This Agreement may also be amended from time to time by the Company, the Servicer and the Trust with the prior written consent of the Indenture Trustee and with the consent of a Certificate Majority and a Note Majority with respect to each Class (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates or Notes; provided, however, that, subject to the provisions of Section 5.04 of




                                     10-2
the Indenture, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions required to be made on any Certificate or Note or the Certificate Pass-Through Rate, Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, or Class A-4 Interest Rate, (b) amend any provisions of
Section 6.06 in such a manner as to affect the priority of payment of interest, principal or premium to Noteholders or Certificateholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Securities then outstanding, and provided further, that each of Fitch and Standard & Poor's (the "Rating Agencies") shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Company, the Servicer, the Indenture Trustee, the Owner Trustee and the Trust in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or Certificates.

     c.   Concurrently with the solicitation of any consent pursuant to this
Section 10.03, the Indenture Trustee shall furnish written notification to Standard & Poor's and Fitch of such solicitation. Promptly after the execution of any amendment pursuant to this Section 10.03, the Indenture Trustee shall furnish written notification of the substance of such amendment to Standard & Poor's, Fitch and each Securityholder.

     d. It shall not be necessary for the consent of Securityholders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     e. The Owner Trustee and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects its own rights, duties or immunities under this Agreement or otherwise.

     f. In connection with any amendment pursuant to this Section, the Owner Trustee and Indenture Trustee shall be entitled to receive an unqualified Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

     g.   Upon the execution of any amendment or consent pursuant to this
Section 10.03, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Securityholder hereunder shall be bound thereby.



                                     10-3

     SECTION 10.04.  Notices.

     All communications and notices pursuant hereto to the Servicer, the Company, the Trust, the Owner Trustee and the Indenture Trustee shall be in writing and delivered (by facsimile or other means) or mailed to it at the appropriate following address:

     If to the Company or the Servicer:

          Green Tree Financial Corporation
          1100 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota  55102-1639
          Attention:  Chief Financial Officer
          Telecopier Number:  (612) 293-5746

     If to the Trust or Owner Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Attention: Corporate Trust Administration
          Telecopier Number: 302-651-8882

     If to the Indenture Trustee:

          First Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention: Corporate Trust Administration, Structured Finance Telecopier Number: (612) 244-0089

     If to Standard & Poor's:

          Standard & Poor's Ratings Services
          25 Broadway
          New York, New York  10004
          Attention:  Mortgage Surveillance Group
          Telecopier Number:  (212) 208-1582



                                     10-4

     If to Fitch:

          Fitch Investors Service, L.P.
          One State Street Plaza
          New York, New York  10004
          Attention:  ABS Surveillance Group

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

     All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

     SECTION 10.05.  Merger and Integration.

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 10.06.  Headings.

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 10.07.  Governing Law.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

     SECTION 10.08.  Limitation of Liability.

     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of Green Tree Recreational, Equipment & Consumer Trust 1996-B under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all



                                     10-5
such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Related Documents.



                                     10-6

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized this 18th day of June, 1996.

                                    ISSUER:

                                    GREEN TREE RECREATIONAL, EQUIPMENT &
                                    CONSUMER TRUST 1996-B

                                    By Wilmington Trust Company, not in its
                                    individual capacity but solely as Owner
                                    Trustee for the Trust

                                    By /s/ Bruce L. Bisson
                                      --------------------------------
                                      Its Vice President
                                      --------------------------------

                                    SELLER AND SERVICER:

                                    GREEN TREE FINANCIAL
                                    CORPORATION

                                    By /s/ Robley D. Evans
                                      --------------------------------
                                     Robley D. Evans, Vice President
                                     and Controller

Acknowledged and Accepted:

FIRST TRUST NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Indenture Trustee


By /s/ Kathi Mohammadzadah
  --------------------------------
Name:  Kathi Mohammadzadah
Title:    Trust Officer

By /s/ Lynn M. Steiner
  --------------------------------
Name:  Lynn M. Steiner
Title:    Assistant Vice President



                                     10-7

                                   EXHIBIT A

                               FORM OF ASSIGNMENT
                               ------------------


     In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of June 1, 1996 between Green Tree Financial Corporation (the "Company") and Green Tree Recreational, Equipment & Consumer Trust 1996-B, the Company does hereby transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in (i) the retail installment sales contracts and promissory notes for the purchase of a variety of Products (collectively, the "Contracts") identified in the List of Contracts delivered pursuant to
Section 2.01(a) of the Agreement, a copy of which List is attached hereto, including, without limitation, all related Collateral Security, all security interests created thereby and any and all rights to receive payments which are due pursuant thereto from and after June 1, 1996, but excluding any rights to receive payments which were due pursuant thereto prior to June 1, 1996, (ii) the Insurance Policies on any Products securing a Contract for the benefit of the creditor of such Contract and all rights under all blanket insurance policies to the extent they relate to the Contracts, (iii) the Errors and Omissions Protection Policy as such policy relates to the Contracts, (iv) all items contained in the Contract Files, (v) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon), and (vi) all proceeds in any way derived from any of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ______ day of June, 1996.


                                    GREEN TREE FINANCIAL
                                    CORPORATION


                                    By
                                      -------------------------------

                                    [Name]
                                    [Title]

                                   EXHIBIT B
                                   ---------


                                    FORM OF
                                    -------
                  CERTIFICATE REGARDING REPURCHASED CONTRACTS
                  -------------------------------------------


                        GREEN TREE FINANCIAL CORPORATION

                  CERTIFICATE REGARDING REPURCHASED CONTRACTS

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Delaware corporation (the "Company"); he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to
Section 3.05 of the Sale and Servicing Agreement (the "Agreement"), dated as of June 1, 1996 between the Company and Green Tree Recreational, Equipment & Consumer Trust 1996-B (the "Trust") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement):

     1. The Contracts on the attached schedule are to be repurchased by the [Company] [Servicer] on the date hereof pursuant to Section [3.05] [5.22] of the Agreement.

     2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section [3.05] [5.22] of the Agreement, be assigned by the Trust to the [Company] [Servicer].

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ________, 19__.


                                    GREEN TREE FINANCIAL
                                    CORPORATION



                                    By
                                      ___________________________________

                                    [Name]
                                    [Title]

                                   EXHIBIT C
                                   ---------


                             FORM OF MONTHLY REPORT
                             ----------------------


           GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1996-B

                                    Distribution Date:  _____________

1.   Amount Available                                            ________
     (a)  Collection Account balance as of last day              ________
          of preceding Monthly Period
     (b)  Plus payments on account                               ________
          of principal deposited during
          first 10 days of current month
     (c)  Less payments on account of principal deposited        ________
          during first 10 days of preceding month
     (d)  Repurchase Proceeds                                    ________
     (e)  Servicer Advances                                      ________
     (f)  Guaranty Payment                                       ________
     (g)  Self-Insurance Payments                                ________
     (h)  Termination Payments                                   ________

2.   Monthly Servicing Fee                                       ________

3.   Servicer Advances Reimbursed                                ________

Class A-1 Notes
- -----------------

Class A-1 Interest

4.   Amount distributed on account of interest                   ________

5.   Class A-1 Interest Amount                                   ________

6.   Amount Applied to Class A-1 Interest Amount                 ________

7.   Class A-1 Interest Carryover Shortfall                      ________


8.   Amount applied to Unpaid Class A-1 Interest Shortfall       ________

9.   Remaining Unpaid Class A-1 Interest Shortfall               ________

Class A-1 Principal

10.  Amount due on account of principal:                         ________
     (a)  Scheduled principal                                    ________
     (b)  Principal Prepayments                                  ________
     (c)  Liquidated Contracts                                   ________
     (d)  Repurchases                                            ________

11.  Class A-1 Percentage of amount due or Class A-1 Principal
     Balance, whichever is less                                  ________

12.  Amount distributed on account of principal                  ________

13.  Class A-1 Principal Shortfall                               ________

14.  Unpaid Class A Principal Shortfall
     (if any) following prior Distribution Date                  ________

15.  Amount applied to Unpaid Class A Principal Shortfall
     (if any) on current Distribution Date                       ________

16.  Remaining Unpaid Class A Principal Shortfall                ________

Class A-1 Liquidation Loss Interest and Principal

17.  Class A-1 Liquidation Loss Interest Amount                  ________

18.  Amount distributed on account of Class A-1 Liquidation
     Loss Interest Amount                                        ________

19.  Class A-1 Liquidation Loss Interest Shortfall               ________

20.  Amount applied to Unpaid Class A-1 Liquidation Loss
     Interest Shortfall                                          ________

21.  Remaining Unpaid Class A-1 Liquidation Loss Interest
     Shortfall                                                   ________


22.  Class A-1 Principal Liquidation Loss                        ________

23.  Amount applied to Unpaid Class A-1 Principal
     Liquidation Loss                                            ________

24.  Remaining Unpaid Class A-1 Principal
     Liquidation Loss                                            ________

25.  Class A-1 Principal Balance after giving effect to
     Distribution and Class A-1 Principal Liquidation Loss       ________




Class A-2 Notes
- ---------------

Class A-2 Interest

26.  Amount withdrawn from Class A-2 Subaccount                  ________

27.  Amount distributed on account of interest                   ________

28.  Class A-2 Interest Amount                                   ________

29.  Amount Applied to Class A-2 Interest Amount                 ________

30.  Class A-2 Interest Carryover Shortfall                      ________

31.  Amount applied to Unpaid Class A-2 Interest Shortfall       ________

32.  Remaining Unpaid Class A-2 Interest Shortfall               ________

Class A-2 Principal

33.  Amount due on account of principal:                         ________
     (a)  Scheduled principal                                    ________
     (b)  Principal Prepayments                                  ________
     (c)  Liquidated Contracts                                   ________
     (d)  Repurchases                                            ________

34.  Class A-2 Percentage of amount due or Class A-2 Principal
     Balance, whichever is less                                  ________

35.  Amount distributed on account of principal                  ________


36.  Class A-2 Principal Shortfall                               ________

37.  Unpaid Class A Principal Shortfall
     (if any) following prior Distribution Date                  ________

38.  Amount applied to Unpaid Class A Principal Shortfall
     (if any) on current Distribution Date                       ________

39.  Remaining Unpaid Class A Principal Shortfall                ________

Class A-2 Liquidation Loss Interest and Principal

40.  Class A-2 Liquidation Loss Interest Amount                  ________

41.  Amount distributed on account of Class A-2 Liquidation
     Loss Interest Amount                                        ________

42.  Class A-2 Liquidation Loss Interest Shortfall               ________

43.  Amount applied to Unpaid Class A-2 Liquidation Loss
     Interest Shortfall                                          ________

44.  Remaining Unpaid Class A-2 Liquidation Loss Interest
     Shortfall                                                   ________

45.  Class A-2 Principal Liquidation Loss                        ________

46.  Amount applied to Unpaid Class A-2 Principal
     Liquidation Loss                                            ________

47.  Remaining Unpaid Class A-2 Principal
     Liquidation Loss                                            ________

48.  Class A-2 Principal Balance after giving effect to
     Distribution and Class A-2 Principal Liquidation Loss       ________


Class A-3 Notes
- ---------------

Class A-3 Interest

49.  Amount withdrawn from Class A-3 Subaccount                  ________


50.  Amount distributed on account of interest                   ________

51.  Class A-3 Interest Amount                                   ________

52.  Amount Applied to Class A-3 Interest Amount                 ________

53.  Class A-3 Interest Carryover Shortfall                      ________

54.  Amount applied to Unpaid Class A-3 Interest Shortfall       ________

55.  Remaining Unpaid Class A-3 Interest Shortfall               ________

Class A-3 Principal

56.  Amount due on account of principal:                         ________
     (a)  Scheduled principal                                    ________
     (b)  Principal Prepayments                                  ________
     (c)  Liquidated Contracts                                   ________
     (d)  Repurchases                                            ________

57.  Class A-3 Percentage of amount due or Class A-3 Principal
     Balance, whichever is less                                  ________

58.  Amount distributed on account of principal                  ________

59.  Class A-3 Principal Shortfall                               ________

60.  Unpaid Class A Principal Shortfall
     (if any) following prior Distribution Date                  ________

61.  Amount applied to Unpaid Class A Principal Shortfall
     (if any) on current Distribution Date                       ________

62.  Remaining Unpaid Class A Principal Shortfall                ________

Class A-3 Liquidation Loss Interest and Principal

63.  Class A-3 Liquidation Loss Interest Amount                  ________

64.  Amount distributed on account of Class A-3 Liquidation
     Loss Interest Amount                                        ________



65.         Class A-3 Liquidation Loss Interest Shortfall            _______

66.         Amount applied to Unpaid Class A-3 Liquidation Loss
            Interest Shortfall                                       _______

67.         Remaining Unpaid Class A-3 Liquidation Loss Interest
            Shortfall                                                _______

68.         Class A-3 Principal Liquidation Loss                     _______

69.         Amount applied to Unpaid Class A-3 Principal
            Liquidation Loss                                         _______

70.         Remaining Unpaid Class A-3 Principal
            Liquidation Loss                                         _______

71.         Class A-3 Principal Balance after giving effect to
            Distribution and Class A-3 Principal Liquidation Loss    _______


Class A-4 Notes
- ---------------

Class A-4 Interest

72.         Amount withdrawn from Class A-4 Subaccount               _______

73.         Amount distributed on account of interest                _______

74.         Class A-4 Interest Amount                                _______

75.         Amount Applied to Class A-4 Interest Amount              _______

76.         Class A-4 Interest Carryover Shortfall                   _______

77.         Amount applied to Unpaid Class A-4 Interest Shortfall    _______

78.         Remaining Unpaid Class A-4 Interest Shortfall            _______

Class A-4 Principal

79.         Amount due on account of principal:                      _______
            (a)   Scheduled principal                                _______


            (b)   Principal Prepayments                              _______
            (c)   Liquidated Contracts                               _______
            (d)   Repurchases                                        _______

80.         Class A-4 Percentage of amount due or Class A-4 Principal
            Balance, whichever is less                               _______

81.         Amount distributed on account of principal               _______

82.         Class A-4 Principal Shortfall                            _______

83.         Unpaid Class A Principal Shortfall
            (if any) following prior Distribution Date               _______

84.         Amount applied to Unpaid Class A Principal Shortfall
            (if any) on current Distribution Date                    _______

85.         Remaining Unpaid Class A Principal Shortfall             _______

Class A-4 Liquidation Loss Interest and Principal

86.         Class A-4 Liquidation Loss Interest Amount               _______

87.         Amount distributed on account of Class A-4 Liquidation
            Loss Interest Amount                                     _______

88.         Class A-4 Liquidation Loss Interest Shortfall            _______

89.         Amount applied to Unpaid Class A-4 Liquidation Loss
            Interest Shortfall                                       _______

90.         Remaining Unpaid Class A-4 Liquidation Loss Interest
            Shortfall                                                _______

91.         Class A-4 Principal Liquidation Loss                     _______

92.         Amount applied to Unpaid Class A-4 Principal
            Liquidation Loss                                         _______

93.         Remaining Unpaid Class A-4 Principal
            Liquidation Loss                                         _______

94.         Class A-4 Principal Balance after giving effect to
            Distribution and Class A-4 Principal Liquidation Loss    _______

Certificates
- --------------

Certificate Interest

95.         Amount distributed on account of interest                _______

96.         Certificate Interest Amount                              _______

97.         Amount Applied to Certificate Interest Amount            _______

98.         Certificate Interest Carryover Shortfall                 _______

99.         Amount applied to Unpaid Certificate Interest
            Carryover Shortfall                                      _______

100.        Remaining Unpaid Certificate Interest Carryover
            Shortfall                                                _______

Certificate Principal

101.        Amount due on account of principal:                      _______
            (a)   Scheduled principal                                _______
            (b)   Principal Prepayments                              _______
            (c)   Liquidated Contracts                               _______
            (d)   Repurchases                                        _______

102.        Certificate Percentage of amount due or Certificate
            Balance, whichever is less                               _______

103.        Amount distributed on account of principal               _______

104.        Certificate Principal Shortfall                          _______

105.        Unpaid Certificate Principal Shortfall
            (if any) following prior Distribution Date               _______

106.        Amount applied to Unpaid Certificate Principal
            Shortfall (if any) on current Distribution Date          _______

107.        Remaining Unpaid Certificate Principal Shortfall         _______

Certificate Liquidation Loss Interest and Principal

108.        Certificate Liquidation Loss Interest Amount             _______

109.        Amount distributed on account of Certificate
            Liquidation Loss Interest Amount                         _______

110.        Certificate Liquidation Loss Interest Shortfall          _______

111.        Amount applied to Unpaid Certificate Liquidation
            Loss Interest Shortfall                                  _______

112.        Remaining Unpaid Certificate Liquidation Loss
            Interest Shortfall                                       _______

113.        Certificate Principal Liquidation Loss                   _______

114.        Amount applied to Unpaid Certificate Principal
            Liquidation Loss                                         _______

115.        Remaining Unpaid Certificate Principal
            Liquidation Loss                                         _______

116. Certificate Principal Balance after giving effect to Distribution and Certificate Principal Liquidation Loss _______

Notes and Certificates
- ----------------------

117.        Amount deposited in Spread Account Subaccounts
                  Class A-2 Subaccount                               _______
                  Class A-3 Subaccount                               _______
                  Class A-4 Subaccount                               _______

118.        Balance in Spread Account Subaccounts
                  Class A-2 Subaccount                               _______
                  Class A-3 Subaccount                               _______
                  Class A-4 Subaccount                               _______

119.        Amount of Guaranty Payment                               _______

120.        Monthly Servicing and Guaranty Fee                       _______

121.        GTGP Fee                                                 _______

122.        Pool Scheduled Principal Balance                         _______

123.        Pool Factor
            (a)  Class A-1                                           _______
            (b)  Class A-2                                           _______
            (c)  Class A-3                                           _______
            (d)  Class A-4                                           _______
            (e)  Certificate                                         _______

Aggregate Scheduled Balances of delinquent Contracts as of Determination Date

124. 30 - 59 days
     (a)  Number                                                     _______
     (b)  Aggregate Principal Amount                                 _______

125. 60 days or more
     (a)  Number                                                     _______
     (b)  Aggregate Principal Amount                                 _______

126.   Number of Products repossessed (by Product type)              _______

127.   Number of Products repossessed (by Product type)
       but remaining in inventory                                    _______

128.   Number of Contracts that became Liquidated Contracts          _______


     The amounts set out in lines __ through __ above are expressed as a dollar amount per Note or Certificate with a 1% Class Percentage Interest or per $1,000 denomination of Note or Certificate.


Please contact _____________________ of First Trust National Association, ___________________ with any questions regarding this Statement or your Distribution.

                                                                             NEW

                                   EXHIBIT D
                                   ---------

                    FORM OF CERTIFICATE OF SERVICING OFFICER
                    ----------------------------------------


                        GREEN TREE FINANCIAL CORPORATION

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Delaware corporation (the "Servicer"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 5.14 of the Sale and Servicing Agreement (the "Agreement") dated as of June 1, 1996 between the Company and Green Tree Recreational, Equipment & Consumer Trust 1996-B (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Monthly Report for the period from ____________________ to ____________________ attached to this certificate is complete and accurate in accordance with the requirements of Section 5.14 of the Agreement; and

     2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this __________ day of _________________________, 19_____.


                      GREEN TREE FINANCIAL CORPORATION

                      By  __________________________________________

                      [Name]
                      [Title]


                                      D-1